As filed with the Securities and Exchange Commission on February 19, 2025
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMUNITY HEALTHCARE TRUST INCORPORATED
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	46-5212033 (I.R.S. Employer Identification Number)
3326 Aspen Grove Drive
Suite 150
Franklin, Tennessee 37067
615-771-3052
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David H. Dupuy
Community Healthcare Trust Incorporated
3326 Aspen Grove Drive
Suite 150
Franklin, Tennessee 37067
615-771-3052
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Tonya Mitchem Grindon, Esq.
Nathanael P. Kibler, Esq.
Baker, Donelson, Bearman, Caldwell & Berkowitz, PC
1600 West End Ave, Suite 2000
Nashville, Tennessee 37203
615-726-5600

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date hereof.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated ☒	Accelerated Filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This registration statement contains two prospectuses:
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a base prospectus which covers the offering, issuance and sale by the Registrant of the securities identified therein from time to time in one or more offerings with a total value of up to $500,000,000; and

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a sales agreement prospectus supplement that covers the offering, issuance and sale by the Registrant of up to $300,000,000, in aggregate offering price of the Registrant’s common stock that may be issued and sold from time to time under a sales agreement with Piper Sandler & Co., Piper Sandler Financial Products II Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Huntington Securities, Inc., Janney Montgomery Scott LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Truist Bank and Truist Securities, Inc.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the sales agreement are specified in the sales agreement prospectus supplement that immediately follows the base prospectus. The common stock that may be offered, issued and sold under the sales agreement prospectus supplement is included in the $500,000,000 of securities that may be offered, issued and sold by the Registrant under the base prospectus. Upon termination of the sales agreement, any portion of the $300,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2025
PROSPECTUS
Community Healthcare Trust Incorporated
$500,000,000
Common Stock
Preferred Stock
Depositary Shares
Rights
Debt Securities
Warrants
Units
We may from time to time issue, in one or more series or classes, separately or together, and at prices and on terms to be set forth in one or more supplements to this prospectus, an aggregate amount of $500,000,000 of the following securities:
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shares of our common stock, par value $0.01 per share, or our common stock;

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shares of preferred stock, par value $0.01 per share, or preferred stock;

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depositary shares;

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rights to purchase common stock, or rights;

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debt securities;

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warrants to purchase common stock, preferred stock, depositary shares or units, or warrants; and/or

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units.

We refer to our common stock, preferred stock, depositary shares, rights, debt securities, warrants, and units hereunder collectively as the “securities.” We may offer the securities separately or together, in separate series or classes, and in amounts, at prices and on terms described in one or more supplements to this prospectus.
The prospectus describes some of the general terms that may apply to these securities and the manner in which they may be offered. We will deliver this prospectus together with an accompanying prospectus supplement setting forth the specific terms of the securities we are offering and the manner in which they will be offered. The accompanying prospectus supplement also will contain information, where applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by the prospectus supplement. In addition, the specific terms may include limitations on direct or beneficial ownership and restrictions on transfer of the securities offered by this prospectus, in each case as may be appropriate to preserve our status as a real estate investment trust for federal income tax purposes.
You should read this document and any prospectus supplement or amendment carefully before you invest in the securities.
Our common stock is listed on the New York Stock Exchange under the symbol “CHCT.” On February 18, 2025, the closing price for our common stock, as reported on the New York Stock Exchange, was $19.80 per share. Our principal executive offices are located at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067.
Investing in the securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in this prospectus beginning on page 5 and any applicable prospectus supplement, and under similar headings in the other documents that are incorporated by reference into this prospectus.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE, TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus is          , 2025

i

ABOUT THIS PROSPECTUS
You should rely only on the information contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. We have not authorized anyone to provide you with information different from that contained in or incorporated by reference into this prospectus, any applicable prospectus supplement or any applicable free writing prospectus. You should assume that the information appearing in this prospectus, any applicable prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference herein or therein is accurate only as of the respective dates of such documents or on the date or dates which are specified in such documents. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
This prospectus is part of a “shelf registration” statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” under the Securities Act of 1933, as amended, or the “Securities Act,” utilizing a “shelf” registration process. By using this shelf registration process, we may sell any of our securities described in this prospectus, from time to time in one or more offerings.
This prospectus only provides you with a general description of the securities we may offer and such description is not meant to be a complete description of each security. Each time we sell securities, we will if required provide a prospectus supplement that will contain specific information about the terms of the offering and the securities being offered. The prospectus supplement or a free writing prospectus may also add to, update or change information contained in this prospectus. If there is any inconsistency between information in this prospectus and any prospectus supplement or free writing prospectus, you should rely on the information in the prospectus supplement or free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus and any supplement or free writing prospectus, together with additional information described under the heading “Where You Can Find More Information” beginning on page 68.
In this prospectus, unless the context requires otherwise, references in this prospectus to “we,” “our,” “us,” “the Company”, and “our company” refer to Community Healthcare Trust Incorporated, a Maryland corporation, and “Operating Partnership” refers to Community Healthcare OP, LP, a Delaware limited partnership of which we are the general partner.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
We make statements in this prospectus and in the documents incorporated by reference herein that are forward-looking statements within the meaning of the federal securities laws. In particular, statements pertaining to our capital resources, property performance and results of operations contain forward-looking statements. Likewise, all of our statements regarding anticipated growth in our funds from operations and anticipated market conditions, demographics and results of operations are forward-looking statements. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods which may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements:
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effects on global and national markets as well as businesses resulting from increased inflation, rising interest rates, supply chain disruptions, labor conditions, the conflict between Russia and Ukraine, and/ or the conflict in the Middle East;

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defaults on or non-renewal of leases by our tenants;

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adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

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decreased rental rates or increased vacancy rates;

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difficulties in identifying healthcare properties to acquire and completing acquisitions;

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our ability to make distributions on our common stock;

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our dependence upon key personnel whose continued service is not guaranteed;

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our ability to identify, hire and retain highly qualified personnel in the future;

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the degree and nature of our competition;

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general economic conditions;

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the availability, terms and deployment of debt and equity capital;

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general volatility of the market price of our common stock;

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changes in our business or strategy;

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changes in governmental regulations, tax rates and similar matters;

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new laws or regulations or changes in existing laws and regulations that may adversely affect the healthcare industry;

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trends or developments in the healthcare industry that may adversely affect our tenants;

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competition for acquisition opportunities;

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our failure to successfully develop, integrate and operate acquired properties and operations;

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our ability to operate as a public company;

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changes in accounting principles generally accepted in the United States of America (“GAAP”);

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our failure to generate sufficient cash flows to service our outstanding indebtedness;

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fluctuations in interest rates and increased operating costs;

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our increased vulnerability economically due to the concentration of our investments in healthcare properties;

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the bankruptcy, insolvency or weakened financial position of a major tenant could seriously harm our operating results and financial condition;

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geographic concentrations in Texas, Illinois, and Ohio cause us to be particularly exposed to downturns in these local economies or other changes in local real estate market conditions;

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lack of or insufficient amounts of insurance;

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acts of God, earthquakes, hurricanes, climate change and other natural disasters, acts of war, and acts of terrorism (any of which may result in uninsured losses).

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other factors affecting the real estate industry generally;

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our failure to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes;

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limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our status as a REIT for U.S. federal income tax purposes; and

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changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus, the registration statement of which this prospectus is a part, and the exhibits and documents incorporated by reference herein and therein completely and with the understanding that our actual future results may be materially different from those described in forward-looking statements. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
You should assume that information contained in or incorporated by reference into this prospectus is accurate only as of the date on the front cover of this prospectus or the date of the document incorporated by reference, as applicable. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes after the date of this prospectus or the date of the document incorporated by reference, as applicable.

OUR COMPANY
We are a fully-integrated healthcare real estate company organized as a corporation in the State of Maryland on March 28, 2014. We own and acquire real estate properties that are leased to hospitals, doctors, healthcare systems or other healthcare service providers.
As of December 31, 2024, we had gross investments of approximately $1.2 billion in 200 real estate properties (including a portion of one property accounted for as a sales-type lease with a gross amount totaling approximately $3.0 million and two properties classified as held for sale with an aggregate amount totaling approximately $6.8 million). The properties are located in 36 states, totaling approximately 4.4 million square feet in the aggregate and were approximately 90.9% leased, excluding real estate assets held for sale, at December 31, 2024 with a weighted average remaining lease term of approximately 6.7 years.
We acquire and own properties that are leased to hospitals, doctors, healthcare systems or other healthcare service providers primarily in our target submarkets. Our strategic focus is to invest in real estate that is diversified across healthcare provider, geography, facility type and industry segment. We believe that favorable demographic trends, continuing increases in healthcare spending and the continuing shift in the delivery of healthcare services to community-based outpatient facilities create attractive opportunities for us. We focus on healthcare facilities in our target submarkets because we believe these properties are essential to healthcare providers in their local markets and can generate more attractive risk-adjusted returns than similar facilities in urban markets. In addition, we believe our management team’s extensive relationships with healthcare providers and owners of healthcare facilities in our target submarkets provide us with the opportunity to acquire attractive healthcare facilities outside of a competitive bidding process. Furthermore, we believe there is significantly less competition from existing REITs and institutional buyers for these assets in our target submarkets.
Substantially all of our revenues are derived from net leases pursuant to which our tenants are generally responsible for substantially all of the property operating expenses relating to the property, including real estate taxes, utilities, property insurance, routine maintenance and repairs and property management. We believe this net lease structure helps insulate us from increases in certain property operating expenses and provides more predictable cash flow. The leases for our properties typically include rent escalation provisions designed to provide us with annual growth in our rental revenues. Through these property investments and corresponding operating income, we seek to generate attractive risk-adjusted returns for our stockholders through a combination of stable and increasing dividends and potential long-term appreciation in the value of our properties and the value of our common stock.
We have elected to be taxed as a REIT for U.S. federal income tax purposes beginning with our taxable year ended December 31, 2015. We conduct our business through an UPREIT structure in which our properties are owned by our Operating Partnership, directly or through limited partnerships, limited liability companies or other subsidiaries. We are the sole general partner of our Operating Partnership and, as of February 19, 2025, own, directly or indirectly, 100% of the units in our Operating Partnership.
Our corporate offices are located at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067. Our telephone number is 615-771-3052. Our website is www.chct.reit. The information contained on, or accessible through, our website or any other website is not incorporated by reference into this prospectus and should not be considered a part of this prospectus.

RISK FACTORS
Investing in the securities involves a high degree of risk. You should carefully consider the risks in the documents incorporated by reference in this prospectus and any prospectus supplement, as well as other information we include or incorporate by reference into this prospectus and any applicable prospectus supplement, before making an investment decision. The occurrence of any of such risks might cause you to lose all or part of your investment. Such risks represent those risks and uncertainties that we believe are material to our business, financial condition and results of operations, our ability to make distributions to our stockholders and the trading price of the securities. Some statements in this prospectus and in the documents incorporated by reference in this prospectus constitute forward-looking statements. Please refer to the section captioned “Cautionary Statement Regarding Forward-Looking Statements.” Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described in the documents incorporated herein by reference, including (i) our annual report on Form 10-K for the fiscal year ended December 31, 2024, which is on file with the SEC and are incorporated herein by reference and (ii) other documents we file with the SEC that are deemed incorporated by reference into this prospectus.

USE OF PROCEEDS
Unless otherwise described in the applicable prospectus supplement to this prospectus used to offer specific securities, we intend to use the net proceeds from the sale of securities under this prospectus to potentially acquire additional properties and for general corporate purposes, which may include, without limitation, the repayment of outstanding indebtedness, capital expenditures and working capital. Pending the application of the net proceeds from any sale of securities under this prospectus, we may invest the net proceeds in interest-bearing accounts, money market accounts and/or interest bearing securities, in each case, in a manner that is consistent with maintaining our qualification as a REIT.

DESCRIPTION OF COMMON STOCK
The following summary of the material terms of our common stock does not purport to be complete. For a complete description, we refer you to the Maryland General Corporation Law, or the MGCL, and to our charter and bylaws. For a more complete understanding of our common stock, we encourage you to read carefully this entire prospectus, as well as our charter and bylaws, each of which is incorporated herein by reference, and the following summary is qualified in its entirety by reference to our charter and bylaws. See “Where You Can Find More Information” for information on how to obtain documents from us, including our charter and bylaws.
General
We are authorized to issue 450,000,000 shares of common stock. Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors and without any action on the part of our stockholders, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. As of February 18, 2025, we had 28,339,419 outstanding shares of common stock. Under Maryland law, stockholders generally are not liable for a corporation’s debts or obligations.
Dividends, Liquidation and Other Rights
Subject to the preferential rights, if any, of holders of any other class or series of stock and to the provisions of our charter regarding restrictions on ownership and transfer of our stock, holders of our common stock:
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have the right to receive ratably any distributions from funds legally available therefor, when, as and if authorized by our Board of Directors and declared by us; and

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are entitled to share ratably in the assets of our company legally available for distribution to the holders of our common stock in the event of our liquidation, dissolution or winding up of our affairs.

There are generally no redemption, sinking fund, conversion, preemptive or appraisal rights with respect to our common stock.
Voting Rights of Common Stock
Subject to the provisions of our charter regarding restrictions on ownership and transfer of our stock and except as may otherwise be specified in the terms of any class or series of stock, each outstanding share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors and, except as may be provided with respect to any other class or series of stock, the holders of such shares will possess the exclusive voting power. There is no cumulative voting in the election of our directors, and directors will be elected by a majority of the votes cast in uncontested elections and by a plurality of the votes cast in contested elections. Consequently, at each annual meeting of stockholders, the holders of a majority of the outstanding shares of our common stock can elect all of the directors then standing for election, and the holders of the remaining shares will not be able to elect any directors.
Power to Reclassify and Issue Stock
Our Board of Directors may classify any unissued shares of preferred stock, and reclassify any unissued shares of common stock or any previously classified but unissued shares of preferred stock into other classes or series of stock, including one or more classes or series of stock that have priority over our common stock with respect to voting rights or distributions or upon liquidation, and authorize us to issue the newly classified shares. Prior to the issuance of shares of each class or series, our Board of Directors is required by the MGCL and our charter to set, subject to the provisions of our charter regarding the restrictions on ownership and transfer of our stock, the preferences, conversion or other rights, voting powers, restrictions, including, without limitation, restrictions on transferability, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. These actions can be taken without stockholder approval, unless stockholder approval is required by applicable law, the terms of any other class or series of our stock or the rules of any stock exchange or automated quotation system on which our stock may be then listed or quoted.

Power to Increase or Decrease Authorized Stock and Issue Additional Shares of Our Common Stock
Our charter authorizes our Board of Directors, with the approval of a majority of the entire Board of Directors, to amend our charter to increase or decrease the aggregate number of authorized shares of stock or the number of authorized shares of stock of any class or series without stockholder approval. We believe that the power of our Board of Directors to increase or decrease the number of authorized shares of stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such shares of stock provides us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the additional shares of stock, will be available for future issuance without further action by our stockholders, unless such action is required by applicable law, the terms of any other class or series of stock or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Our Board of Directors could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change in control of our company that might involve a premium price for our stockholders or otherwise be in their best interests.
Restrictions on Ownership and Transfer
In order for us to qualify as a REIT under the Internal Revenue Code, or the Code, our stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares of stock (after taking into account options to acquire shares of stock) may be owned, directly, indirectly or through application of certain attribution rules by five or fewer individuals (as defined in the Code to include certain entities such as qualified pension plans) at any time during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).
Our charter contains restrictions on the ownership and transfer of our stock that are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our charter provide that, subject to the exceptions described below, no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or in number of shares, whichever is more restrictive) of the outstanding shares of our common stock, or 9.8% in value of the outstanding shares of all classes and series of our stock. We refer to each of these restrictions as an “ownership limit” and collectively as the “ownership limits.” A person or entity that would have acquired actual, beneficial or constructive ownership of our stock but for the application of the ownership limits or any of the other restrictions on ownership and transfer of our stock discussed below is referred to as a “prohibited owner.”
The constructive ownership rules under the Code are complex and may cause stock owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the acquisition of less than 9.8% of our capital or common stock (or the acquisition of an interest in an entity that owns, actually or constructively, our stock) by an individual or entity, could, nevertheless cause that individual or entity, or another individual or entity, to own constructively in excess of 9.8% of such stock and thereby violate the applicable ownership limit.
Our Board of Directors, in its sole and absolute discretion, prospectively or retroactively, may exempt a person from either or both of the ownership limits if doing so would not result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT and our Board of Directors determines that:
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such exemption will not cause any individual to actually or beneficially own more than 9.8% in value of the outstanding shares of all classes and series of our stock; and

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subject to certain exceptions, the person does not and will not own, actually or constructively, an interest in a tenant of ours (or a tenant of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant.

As a condition of the exception, our Board of Directors may require an opinion of counsel or ruling of the United States Internal Revenue Service, in either case in form and substance satisfactory to our Board of Directors, in its sole and absolute discretion, in order to determine or ensure our status as a REIT and representations and undertakings from the person seeking the exemption or excepted holder limit in order to make the determinations above. Our Board of Directors may impose such conditions or restrictions as it deems appropriate in connection with such an exception.
Our Board of Directors may, in its sole and absolute discretion, increase or decrease one or both of the ownership limits for one or more persons, except that a decreased ownership limit will not be effective for any person whose actual, beneficial or constructive ownership of our stock exceeds the decreased ownership limit at the time of the decrease until the person’s actual, beneficial or constructive ownership of our stock equals or falls below the decreased ownership limit, although any further acquisition of shares of our stock or beneficial or constructive ownership of our stock will violate the decreased ownership limit. Our Board of Directors may not increase or decrease any ownership limit if, among other limitations, the new ownership limit would allow five or fewer persons to actually or beneficially own more than 49% in value of our outstanding stock, could cause us to be “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or could otherwise cause us to fail to qualify as a REIT.
Our charter further prohibits:
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any person from actually, beneficially or constructively owning shares of our stock that could result in us being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise cause us to fail to qualify as a REIT (including, but not limited to, actual, beneficial or constructive ownership of shares of our stock that could result in us owning (actually or constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code if the income we derive from such tenant, taking into account our other income that would not qualify under the gross income requirements of Section 856(c) of the Code, would cause us to fail to satisfy any such gross income requirements imposed on REITs); and

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any person from transferring shares of our stock if such transfer would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire actual, beneficial or constructive ownership of shares of our stock that will or may violate the ownership limits or any of the other restrictions on ownership and transfer of our stock described above must give written notice immediately to us or, in the case of a proposed or attempted transaction, provide us at least 15 days prior written notice, and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT.
The ownership limits and other restrictions on ownership and transfer of our stock described above will not apply if our Board of Directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT or that compliance is no longer required in order for us to qualify as a REIT.
Pursuant to our charter, if any purported transfer of our stock or any other event would otherwise result in any person violating the ownership limits or such other limit established by our Board of Directors, or could result in us being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year) or otherwise failing to qualify as a REIT, then that number of shares causing the violation (rounded up to the nearest whole share) will be automatically transferred to, and held by, a trust for the exclusive benefit of one or more charitable organizations selected by us. The prohibited owner will have no rights in shares of our stock held by the trustee. The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in the transfer to the trust. Any dividend or other distribution paid to the prohibited owner, prior to our discovery that the shares had been automatically transferred to a trust as described above, must be repaid to the trustee upon demand. If the transfer to the trust as described above is not automatically effective, for any reason, to prevent violation of the applicable restriction on ownership and transfer of our stock, then that transfer of the number of shares that otherwise would cause any person to violate the above restrictions will be void. If any transfer of our stock would result in shares of our stock being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution), then any such purported transfer will be void and of no force or effect and the intended transferee will acquire no rights in the shares.
Shares of our stock transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer of the shares to the trust (or, in the event of a gift, devise or other such transaction, the last reported sale price on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (ii) the last reported sale price on the date we accept, or our designee accepts, such offer. We must reduce the amount payable to the prohibited owner by the amount of dividends and distributions paid to the prohibited owner and owed by the prohibited owner to the trustee and pay the amount of such reduction to the trustee for the benefit of the charitable beneficiary. We have the right to accept such offer until the trustee has sold the shares of our stock held in the trust. Upon a sale to us, the interest of the charitable beneficiary in the shares sold terminates and the trustee must distribute the net proceeds of the sale to the prohibited owner and any dividends or other distributions held by the trustee with respect to such stock will be paid to the charitable beneficiary.
If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the trust, sell the shares to a person or persons designated by the trustee who could own the shares without violating the ownership limits or other restrictions on ownership and transfer of our stock. Upon such sale, the trustee must distribute to the prohibited owner an amount equal to the lesser of (i) the price paid by the prohibited owner for the shares (or, if the prohibited owner did not give value in connection with the transfer or other event that resulted in the transfer to the trust (e.g., a gift, devise or other such transaction), the last reported sale price on the day of the transfer or other event that resulted in the transfer of such shares to the trust) and (ii) the sales proceeds (net of commissions and other expenses of sale) received by the trustee for the shares. The trustee will reduce the amount payable to the prohibited owner by the amount of dividends and other distributions paid to the prohibited owner and owed by the prohibited owner to the trustee. Any net sales proceeds in excess of the amount payable to the prohibited owner will be immediately paid to the charitable beneficiary, together with any dividends or other distributions thereon. In addition, if prior to our discovery that shares of our stock have been transferred to the trustee, such shares of stock are sold by a prohibited owner, then such shares shall be deemed to have been sold on behalf of the trust and, to the extent that the prohibited owner received an amount for or in respect of such shares that exceeds the amount that such prohibited owner was entitled to receive, such excess amount shall be paid to the trustee upon demand.
The trustee will be designated by us and will be unaffiliated with us and with any prohibited owner. Prior to the sale of any shares by the trust, the trustee will receive, in trust for the charitable beneficiary, all dividends and other distributions paid by us with respect to such shares, and may exercise all voting rights with respect to such shares for the exclusive benefit of the charitable beneficiary.
Subject to Maryland law, effective as of the date that the shares have been transferred to the trust, the trustee may, at the trustee’s sole discretion:
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rescind as void any vote cast by a prohibited owner prior to our discovery that the shares have been transferred to the trust; and

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recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the trust.

However, if we have already taken irreversible corporate action, then the trustee may not rescind and recast the vote.
If our Board of Directors or a committee thereof determines that a proposed transfer or other event has taken place that violates the restrictions on ownership and transfer of our stock set forth in our charter, our Board of Directors or such committee may take such action as it deems advisable in its sole and absolute discretion to refuse to give effect to or to prevent such transfer, including, but not limited to, causing us to redeem shares of stock, refusing to give effect to the transfer on our books or instituting proceedings to enjoin the transfer.

Every owner of 5% or more (or such lower percentage as required by the Code or the income tax regulations promulgated thereunder) of the outstanding shares of our stock, within 30 days after the end of each taxable year, must give written notice to us stating the name and address of such owner, the number of shares of each class and series of our stock that the owner beneficially owns and a description of the manner in which the shares are held. Each such owner also must provide us with any additional information that we request in order to determine the effect, if any, of the person’s actual or beneficial ownership on our status as a REIT and to ensure compliance with the ownership limits. In addition, any person that is an actual owner, beneficial owner or constructive owner of shares of our stock and any person (including the stockholder of record) who is holding shares of our stock for an actual owner, beneficial owner or constructive owner must, on request, disclose to us such information as we may request in good faith in order to determine our status as a REIT and comply with requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the ownership limits.
Any certificates representing shares of our stock will bear a legend referring to the restrictions on ownership and transfer of our stock described above.
These restrictions on ownership and transfer could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for our common stock that our stockholders believe to be in their best interest.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is Equiniti Trust Company, LLC.
Listing
Our common stock is listed on the New York Stock Exchange under the symbol “CHCT.” On February 18, 2025, the closing price for our common stock, as reported on the New York Stock Exchange, was $19.80 per share. As of February 18, 2025, the number of stockholders of record of our common stock was 47.

DESCRIPTION OF PREFERRED STOCK
The following description sets forth certain general terms of the shares of our preferred stock to which any prospectus supplement may relate. This description and the description contained in any prospectus supplement are not complete and are in all respects subject to and qualified in their entirety by reference to our charter, the applicable articles supplementary that describes the terms of the related class or series of our preferred stock, and our bylaws, each of which we will make available upon request.
General
Our charter provides that we may issue up to 50,000,000 shares of preferred stock, $0.01 par value per share. Our charter authorizes our Board of Directors to increase or decrease the number of authorized shares without stockholder approval. As of February 18, 2025, no shares of our preferred stock were issued and outstanding.
Subject to the limitations prescribed by Maryland law and our charter and bylaws, our Board of Directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations and powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution of our Board of Directors or duly authorized committee thereof.
The prospectus supplement relating to the series of preferred stock offered thereby will describe the specific terms of such securities, including:
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the title and stated value of such preferred stock;

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the number of shares of such preferred stock offered, the liquidation preference per share and the offering price of such shares;

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the dividend rate(s), period(s) and payment date(s) or method(s) of calculation thereof applicable to such preferred stock;

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whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on such preferred stock shall accumulate;

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the procedures for any auction and remarketing, if any, for such preferred stock;

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the provisions for a sinking fund, if any, for such preferred stock;

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the provisions for redemption, if applicable, of such preferred stock;

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any listing of such preferred stock on any securities exchange;

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the terms and conditions, if applicable, upon which shares of such preferred stock will be convertible into shares of our common stock, including the conversion price (or manner of calculation thereof) and conversion period;

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a discussion of material U.S. federal income tax considerations applicable to such preferred stock;

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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with such series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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in addition to those limitations described herein, any other limitations on actual and constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve our status as a REIT; and

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any other specific terms, preferences, rights, limitations or restrictions of such preferred stock.

Holders of preferred stock will be subject to the ownership restrictions of our charter. See “Description of Common Stock — Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEPOSITARY SHARES
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the preferred stock represented by depositary shares that we may offer under this prospectus and the related deposit agreements, depositary shares and receipts representing depositary shares. While the terms summarized below will apply generally to any depositary shares that we may offer, we will describe the particular terms of any series of depositary shares in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any depositary shares offered under that prospectus supplement may differ from the terms described below. Specific deposit agreements, depositary shares and receipts representing depositary shares will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may, at our option, elect to offer fractional interests in preferred stock, rather than preferred stock. If we exercise this option, we will appoint a depositary to issue depositary receipts representing those fractional interests. Preferred stock of each series represented by depositary shares will be deposited under a separate deposit agreement between us and the depositary. The prospectus supplement relating to a series of depositary shares will provide the name and address of the depositary. Subject to the terms of the applicable deposit agreement, each owner of depositary shares will be entitled to all of the dividend, voting, conversion, redemption, liquidation and other rights and preferences of the preferred stock represented by those depositary shares.
Depositary receipts issued pursuant to the applicable deposit agreement will evidence ownership of depositary shares. Upon surrender of depositary receipts at the office of the depositary, and upon payment of the charges provided in and subject to the terms of the deposit agreement, a holder of depositary shares will be entitled to receive the preferred shares underlying the surrendered depositary receipts.
Distributions
A depositary will be required to distribute all dividends or other cash distributions received in respect of the applicable preferred stock to the record holders of depositary receipts evidencing the related depositary shares in proportion to the number of depositary receipts owned by the holders. Fractions will be rounded down to the nearest whole cent.
If the distribution is other than in cash, a depositary will be required to distribute property received by it to the record holders of depositary receipts entitled thereto, unless the depositary determines that it is not feasible to make the distribution. In that case, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders of depositary shares.
Depositary shares that represent preferred stock converted or exchanged will not be entitled to distributions. The deposit agreement also will contain provisions relating to the manner in which any subscription or similar rights we offer to holders of preferred stock will be made available to holders of depositary shares. All distributions will be subject to obligations of holders to file proofs, certificates and other information and to pay certain charges and expenses to the depositary.
Withdrawal of Preferred Stock
You may receive the number of whole shares of your series of preferred stock and any money or other property represented by your depositary receipts after surrendering your depositary receipts at the corporate trust office of the depositary. Shares of partial preferred stock will not be issued. If the depositary shares that you surrender exceed the number of depositary shares that represent the number of whole shares of preferred stock you wish to withdraw, then the depositary will deliver to you at the same time a new depositary receipt evidencing the excess number of depositary shares. Once you have withdrawn your preferred stock, you will not be entitled to re-deposit such preferred stock under the deposit agreement in order to receive depositary shares. We do not expect that there will be any public trading market for shares of withdrawn preferred stock.

Redemption of Depositary Shares
If we redeem a series of the preferred stock underlying the depositary shares, the depositary will redeem those shares from the proceeds it receives. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. The redemption date for depositary shares will be the same as that of the preferred stock. If we are redeeming less than all of the depositary shares, the depositary will select the depositary shares we are redeeming by lot or pro rata as the depositary may determine.
After the date fixed for redemption, the depositary shares called for redemption will no longer be deemed outstanding. All rights of the holders of the depositary shares and the related depositary receipts will cease at that time, except the right to receive the money or other property to which the holders of depositary shares were entitled upon redemption. Receipt of the money or other property is subject to surrender to the depositary of the depositary receipts evidencing the redeemed depositary shares.
Voting of the Underlying Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, a depositary will be required to mail the information contained in the notice of meeting to the record holders of the depositary shares representing such preferred stock. Each record holder of depositary receipts on the record date will be entitled to instruct the depositary as to how the holder’s depositary shares will be voted. The record date for the depositary shares will be the same as the record date for the preferred stock. The depositary will vote the shares as you instruct. We will agree to take all reasonable action that the depositary deems necessary in order to enable it to vote the preferred stock in that manner. If you do not instruct the depositary how to vote your shares, the depositary will abstain from voting those shares. The depositary will not be responsible for any failure to carry out any voting instruction, or for the manner or effect of any vote, as long as its action or inaction is in good faith and does not result from its gross negligence or willful misconduct.
Liquidation Preference
Upon our liquidation, whether voluntary or involuntary, each holder of depositary shares will be entitled to the fraction of the liquidation preference accorded each share of preferred stock represented by the depositary shares, as described in the applicable prospectus supplement.
Conversion or Exchange of Preferred Stock
The depositary shares will not themselves be convertible into or exchangeable for common stock or preferred stock or any of our other securities or property. Nevertheless, if so specified in the applicable prospectus supplement, the depositary receipts may be surrendered by holders to the applicable depositary with written instructions to it to instruct us to cause the conversion of the preferred stock represented by the depositary shares. Similarly, if so specified in the applicable prospectus supplement, we may require you to surrender all of your depositary receipts to the applicable depositary upon our requiring the conversion or exchange of the preferred stock represented by the depositary shares into other securities or rights. We will agree that, upon receipt of the instruction and any amounts payable in connection with the conversion or exchange, we will cause the conversion or exchange using the same procedures as those provided for delivery of preferred shares to effect the conversion or exchange. If you are converting only a part of the depositary shares, the depositary will issue you a new depositary receipt for any unconverted depositary shares.
Amendment and Termination of a Deposit Agreement
We and the applicable depositary are permitted to amend the provisions of the depositary receipts and the deposit agreement. However, the holders of at least a majority of the applicable depositary shares then outstanding (or such greater approval as is required by the then current rules of any stock exchange or trading market, if any, on which we shall have listed the applicable underlying series of preferred stock for trading or as otherwise provided in our organizational documents) must approve any amendment that adds or increases fees or charges or prejudices an important right of holders. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, by continuing to hold the receipt, will be bound by the applicable deposit agreement, as amended.
Any deposit agreement may be terminated by us upon not less than 30 days’ prior written notice to the applicable depositary if (1) the termination is necessary to preserve our status as a REIT or (2) a majority of each series of preferred shares affected by the termination consents to the termination. When either event occurs, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by the holder, the number of whole or fractional preferred shares as are represented by the depositary shares evidenced by the depositary receipts, together with any other property held by the depositary with respect to the depositary receipts. In addition, a deposit agreement will automatically terminate if:
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all depositary shares have been redeemed;

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there shall have been a final distribution in respect of the related preferred stock in connection with our liquidation and the distribution has been made to the holders of depositary receipts evidencing the depositary shares underlying the preferred stock; or

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each related share of preferred stock shall have been converted or exchanged into securities not represented by depositary shares.

Charges of a Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of a deposit agreement. In addition, we will pay the fees and expenses of a depositary in connection with the initial deposit of the preferred stock and any redemption of preferred stock. However, holders of depositary receipts will pay any transfer or other governmental charges and the fees and expenses of a depositary for any duties the holders request to be performed that are outside of those expressly provided for in the applicable deposit agreement.
Resignation and Removal of a Depositary
A depositary may resign at any time by providing us notice of its election to resign. In addition, we may at any time remove a depositary. Any resignation or removal will take effect when we appoint a successor depositary and it accepts the appointment. We must appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. A depositary must be a bank or trust company that has its principal office in the United States and a combined capital and surplus of at least $50 million.
Miscellaneous
A depositary will be required to forward to holders of depositary receipts any reports and communications from us that it receives with respect to the related preferred stock, including, without limitation, proxy solicitation materials. Holders of depository receipts will be able to inspect the transfer books of the depository and the list of holders of receipts upon reasonable notice. Neither we nor any depositary will be liable if either party is prevented from or delayed in performing its obligations under a deposit agreement by law or any circumstances beyond its control. Our obligations and those of the depositary under a deposit agreement will be limited to performing duties in good faith and without gross negligence or willful misconduct.
Neither we nor any depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary receipts, depositary shares or related preferred stock unless satisfactory indemnity is furnished. We and each depositary will be permitted to rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, by holders of depositary receipts, or by other persons believed in good faith to be competent to give the information, and on documents believed in good faith to be genuine and signed by a proper party.
If a depositary receives conflicting claims, requests or instructions from any holder of depositary receipts, on the one hand, and us, on the other hand, the depositary shall be entitled to act on the claims, requests or instructions received from us.

DESCRIPTION OF RIGHTS
We may issue rights to our stockholders for the purchase of shares of our common stock. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent, all as set forth in the prospectus supplement relating to the particular issue of rights. The rights agent will act solely as our agent in connection with the certificates relating to the rights of such series and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The rights agreement and the rights certificates relating to each series of rights will be filed with the SEC and incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The applicable prospectus supplement will describe the following terms, where applicable, of the rights to be issued:
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the date for determining the stockholders entitled to the rights distribution;

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the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

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the aggregate number of rights being issued;

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the date, if any, on and after which such rights may be transferable separately;

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the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

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any special U.S. federal income tax consequences; and

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any other terms of such rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of such rights.

Restrictions on Ownership
Holders of rights will be subject to the ownership restrictions of our charter. See “Description of Common Stock — Restrictions on Ownership and Transfer.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of our debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the prospectus supplement the extent to which the general terms and provisions described in this prospectus apply to a particular series of debt securities. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.
We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Unless otherwise specified in a supplement to this prospectus, the debt securities will be the direct, unsecured obligations of the Company and may be issued in one or more series.
The debt securities will be issued under an indenture between the Company and a trustee. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement and you should read the indenture and debt securities carefully for provisions that may be important to you. Capitalized terms used in the summary and not defined in this prospectus have the meanings specified in the indenture.
General
The terms of each series of our debt securities will be established by or pursuant to a resolution of our Board of Directors and set forth or determined in the manner provided in such resolutions, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement or term sheet.
Unless otherwise specified in a supplement to this prospectus, the debt securities will be direct, unsecured obligations of the Company. We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement, including any pricing supplement or term sheet, relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, to the extent applicable:
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the title and ranking of the debt securities (including the terms of any subordination provisions);

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the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

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any limit on the aggregate principal amount of the debt securities;

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the date or dates on which the principal on the debt securities is payable;

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the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

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the place or places where principal of, and any premium and interest on, the debt securities will be payable, the method of such payment, where debt securities may be surrendered for registration of transfer or exchange and where notices and demands to us relating to the debt securities may be delivered;

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the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

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any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

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the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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whether the debt securities will be issued in bearer or registered form and, if the latter, whether they will be issued in the form of certificated debt securities or global debt securities;

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the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

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the currency of denomination of the debt securities, which may be U.S. dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

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the designation of the currency, currencies or currency units in which payment of principal of, and any premium and interest on, the debt securities will be made;

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if payments of principal of, or any premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

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the manner in which the amounts of payment of principal of, and any premium and interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

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any provisions relating to any security provided for the debt securities or for any guarantees;

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any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

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any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

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any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities;

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a discussion of any material United States federal income tax considerations applicable to an investment in the debt securities;

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any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

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any provisions relating to conversion or exchange of any debt securities, including, if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, at the option of the holders thereof or at our option, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange if such debt securities are redeemed;

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whether the debt securities will be senior debt securities or subordinated debt securities and, if applicable, a description of the subordination terms thereof;

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whether the debt securities are entitled to the benefits of the guarantee of any guarantor, and whether any such guarantee is made on a senior or subordinated basis and, if applicable, a description of the subordination terms of any such guarantee;

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whether any underwriter(s) will act as market maker(s) for the debt securities; and

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the extent to which a secondary market for the debt securities is expected to develop.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on other special considerations applicable to any of these debt securities in the applicable prospectus supplement.
If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of, and any premium and interest on, any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.
Transfer and Exchange
Each debt security will be represented by either one or more global securities registered in the name of The Depositary Trust Company, or DTC, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as otherwise set forth in this prospectus or the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.
A debtholder may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.
A debtholder may effect the transfer of certificated debt securities and the right to receive the principal of, and any premium and interest on, certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.
No Protection in the Event of a Change of Control
Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we undergo a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Consolidation, Merger and Sale of Assets
We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to, any person, which we refer to as a successor person, unless:
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we are the surviving entity or the successor person (if other than us) is an entity organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture;

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immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing;

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if we are not the successor person, each guarantor (if any), unless it has become the successor person, confirms that its guarantee shall continue to apply to the obligations under the debt securities and the indenture to the same extent as prior to such merger, conveyance, transfer or lease, as applicable; and

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certain other conditions are met.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties and assets to us.
Events of Default
The term “event of default” means, with respect to any series of our debt securities, any of the following:
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default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of that default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

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default in the payment of principal of any debt security of that series at its maturity, upon acceleration, redemption or otherwise;

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default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 90 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than a majority in principal amount of the outstanding debt securities of that series as provided in the indenture;

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certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of our company; and

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any other event of default provided with respect to our debt securities of that series that is described in the applicable prospectus supplement.

No event of default with respect to a particular series of our debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our or our subsidiaries’ indebtedness outstanding from time to time.
If an event of default with respect to our outstanding debt securities of any series occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of, and any accrued and unpaid interest on, all debt securities of that series. In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of, and any accrued and unpaid interest on, all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.
The indenture provides that the trustee will be under no obligation to exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.
No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:
•
that holder has previously given to the trustee written notice of a continuing event of default with respect to debt securities of that series, and

•
the holders of at least a majority in principal amount of the outstanding debt securities of that series have made written request, and offered reasonable indemnity or security, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of at least a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, and any premium and interest on, that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or event of default occurs and is continuing with respect to the debt securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each holder of the debt securities of that series notice of a default or event of default within 90 days after knowledge of its occurrence. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or event of default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
We and the trustee may modify and amend the indenture or the debt securities of any series without the consent of any holder of any debt security:
•
to cure any ambiguity, omission, defect or inconsistency;

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to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets;”

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to provide for uncertificated securities in addition to or in place of certificated securities;

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to surrender any of our rights or powers under the indenture;

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to add covenants or events of default for the benefit of the holders of debt securities of any series;

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to comply with the applicable procedures of the applicable depositary;

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to make any change that does not adversely affect the rights of any holder of debt securities;

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to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•
to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee;

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to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

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to reflect the release of a guarantor of the debt securities in accordance with the terms of the indenture; or

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to add guarantors with respect to any or all of the debt securities or to secure any or all of the debt securities or the guarantees.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:
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reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

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reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•
reduce the principal of or premium on, or change the fixed maturity of, any debt security, or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

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reduce the principal amount of discount securities payable upon acceleration of maturity;

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waive a default or event of default in the payment of the principal of, or any premium or interest on, any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•
make the principal of, or any premium or interest on, any debt security payable in any currency other than that stated in the debt security;

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make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, or any premium and interest on, those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments;

•
waive a redemption payment with respect to any debt security; or

•
if the debt securities of that series are entitled to the benefit of a guarantee, release any guarantor of such series other than as provided in the indenture or modify the guarantee in any manner adverse to the holders.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all of the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, or any premium or interest on, any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.
Defeasance of Debt Securities and Certain Covenants in Certain Circumstances
Legal Defeasance.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service, or IRS, a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.
Defeasance of Certain Covenants.   The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:
•
we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants that may be set forth in the applicable prospectus supplement, and

•
any omission to comply with those covenants will not constitute a default or an event of default with respect to the debt securities of that series, or covenant defeasance.

The conditions include:
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depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, any premium and interest on, and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities, and

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delivering to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Covenant Defeasance and Events of Default.   In the event we exercise our option to effect covenant defeasance with respect to any series of debt securities and the debt securities of that series are declared due and payable because of the occurrence of any event of default, the amount of money and/or U.S. government obligations or foreign government obligations on deposit with the trustee will be sufficient to pay amounts due on the debt securities of that series at the time of their stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from the event of default. In such a case, we would remain liable for those payments.
“Foreign Government Obligations” means, with respect to debt securities of any series that are denominated in a currency other than U.S. dollars, direct obligations of, or obligations guaranteed by, the government that issued or caused to be issued such currency for the payment of which obligations its full faith and credit is pledged and which are not callable or redeemable at the option of the issuer thereof.
Regarding the Trustee
The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default, the trustee will exercise such rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.
The indenture and provisions of the Trust Indenture Act that are incorporated by reference therein contain limitations on the rights of the trustee, should it become one of our creditors, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates; provided, however, that if it acquires any conflicting interest (as defined in the indenture or in the Trust Indenture Act), it must eliminate such conflict or resign.
No Personal Liability of Directors, Officers, Employees or Stockholders
None of our past, present or future directors, officers, employees, stockholders or controlling persons, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under United States federal securities laws, and it is the view of the SEC that such a waiver is against public policy.
Governing Law
The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the debt securities, will be governed by the laws of the State of New York (without regard to the conflicts of laws provisions thereof other than Section 5-1401 of the General Obligations Law).

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement, which includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock, depositary shares and/or units in one or more series. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or units, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate warrant agreement. We will enter into the warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
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the offering price and aggregate number of warrants offered;

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the currency for which the warrants may be purchased;

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if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

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if applicable, the date on and after which the warrants and the related securities will be separately transferable;

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the designation, amount and terms of the securities purchasable upon exercise of such warrants;

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if applicable, the date on and after which such warrants and the securities purchasable upon exercise of such warrants will be separately transferable;

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the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

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the terms of any rights to redeem or call the warrants;

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any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

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the periods during which, and places at which, the warrants are exercisable;

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the manner of exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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the manner in which the warrant agreement and warrants may be modified;

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federal income tax consequences of holding or exercising the warrants;

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the terms of the securities issuable upon exercise of the warrants; and

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any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

DESCRIPTION OF UNITS
We may issue units comprised of common stock, preferred stock, depositary shares, warrants and other securities in any combination. We may issue units in such amounts and in as many distinct series as we wish. This section outlines certain provisions of the units that we may issue. If we issue units, they will be issued under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. The information described in this section may not be complete in all respects and is qualified entirely by reference to the unit agreement with respect to the units of any particular series. The specific terms of any series of units offered will be described in the applicable prospectus supplement. If so described in a particular supplement, the specific terms of any series of units may differ from the general description of terms presented below. We urge you to read any prospectus supplement related to any series of units we may offer, as well as the complete unit agreement and unit certificate that contain the terms of the units. If we issue units, forms of unit agreements and unit certificates relating to such units will be incorporated by reference as exhibits to the registration statement, which includes this prospectus.
Each unit that we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:
•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•
any provisions of the governing unit agreement;

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the price or prices at which such units will be issued;

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the applicable U.S. federal income tax considerations relating to the units;

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any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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any other terms of the units and of the securities comprising the units.

The provisions described in this section, as well as those described under “Description of Common Stock”, “Description of Preferred Stock,” “Description of Depositary Shares” and “Description of Warrants” will apply to the securities included in each unit, to the extent relevant and as may be updated in any prospectus supplements.
Issuance in Series
We may issue units in such amounts and in as many distinct series as we wish. This section summarizes terms of the units that apply generally to all series. Most of the financial and other specific terms of your series will be described in the applicable prospectus supplement.
Unit Agreements
We will issue the units under one or more unit agreements to be entered into between us and a bank or other financial institution, as unit agent. We may add, replace or terminate unit agents from time to time. We will identify the unit agreement under which each series of units will be issued and the unit agent under that agreement in the applicable prospectus supplement.
The following provisions will generally apply to all unit agreements unless otherwise stated in the applicable prospectus supplement:
Modification without Consent
We and the applicable unit agent may amend any unit or unit agreement without the consent of any holder:

•
to cure any ambiguity in any provisions of the governing unit agreement that differ from those described below;

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to correct or supplement any defective or inconsistent provision; or

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to make any other change that we believe is necessary or desirable and will not adversely affect the interests of the affected holders in any material respect.

We do not need any approval to make changes that affect only units to be issued after the changes take effect. We may also make changes that do not adversely affect a particular unit in any material respect, even if they adversely affect other units in a material respect. In those cases, we do not need to obtain the approval of the holder of the unaffected unit; we need only obtain any required approvals from the holders of the affected units.
Modification with Consent
We may not amend any particular unit or a unit agreement with respect to any particular unit unless we obtain the consent of the holder of that unit, if the amendment would:
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impair any right of the holder to exercise or enforce any right under a security included in the unit if the terms of that security require the consent of the holder to any changes that would impair the exercise or enforcement of that right; or

•
reduce the percentage of outstanding units or any series or class the consent of whose holders is required to amend that series or class, or the applicable unit agreement with respect to that series or class, as described below.

Any other change to a particular unit agreement and the units issued under that agreement would require the following approval:
•
If the change affects only the units of a particular series issued under that agreement, the change must be approved by the holders of a majority of the outstanding units of that series; or

•
If the change affects the units of more than one series issued under that agreement, it must be approved by the holders of a majority of all outstanding units of all series affected by the change, with the units of all the affected series voting together as one class for this purpose.

These provisions regarding changes with majority approval also apply to changes affecting any securities issued under a unit agreement, as the governing document.
In each case, the required approval must be given by written consent.
Unit Agreements Will Not Be Qualified under Trust Indenture Act
No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of units issued under unit agreements will not have the protections of the Trust Indenture Act with respect to their units.
Mergers and Similar Transactions Permitted; No Restrictive Covenants or Events of Default
The unit agreements will not restrict our ability to merge or consolidate with, or sell our assets to, another corporation or other entity or to engage in any other transactions. If at any time we merge or consolidate with, or sell our assets substantially as an entirety to, another corporation or other entity, the successor entity will succeed to and assume our obligations under the unit agreements. We will then be relieved of any further obligation under these agreements.
The unit agreements will not include any restrictions on our ability to put liens on our assets, including our interests in our subsidiaries, nor will they restrict our ability to sell our assets. The unit agreements also will not provide for any events of default or remedies upon the occurrence of any events of default.
Governing Law
The unit agreements and the units will be governed by Maryland law.

Form, Exchange and Transfer
We will issue each unit in global — i.e., book-entry — form only. Units in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the units represented by the global security. Those who own beneficial interests in a unit will do so through participants in the depositary’s system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We will describe book-entry securities, and other terms regarding the issuance and registration of the units in the applicable prospectus supplement.
Each unit and all securities comprising the unit will be issued in the same form.
If we issue any units in registered, non-global form, the following will apply to them:
•
The units will be issued in the denominations stated in the applicable prospectus supplement. Holders may exchange their units for units of smaller denominations or combined into fewer units of larger denominations, as long as the total amount is not changed.

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Holders may exchange or transfer their units at the office of the unit agent. Holders may also replace lost, stolen, destroyed or mutilated units at that office. We may appoint another entity to perform these functions or perform them ourselves.

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Holders will not be required to pay a service charge to transfer or exchange their units, but they may be required to pay for any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder’s proof of legal ownership. The transfer agent may also require an indemnity before replacing any units.

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If we have the right to redeem, accelerate or settle any units before their maturity, and we exercise our right as to less than all those units or other securities, we may block the exchange or transfer of those units during the period beginning 15 days before the day we mail the notice of exercise and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers of or exchange any unit selected for early settlement, except that we will continue to permit transfers and exchanges of the unsettled portion of any unit being partially settled. We may also block the transfer or exchange of any unit in this manner if the unit includes securities that are or may be selected for early settlement.

Only the depositary will be entitled to transfer or exchange a unit in global form, since it will be the sole holder of the unit.
Payments and Notices
In making payments and giving notices with respect to our units, we will follow the procedures as described in the applicable prospectus supplement.

GLOBAL SECURITIES
Book-Entry, Delivery and Form
Unless we indicate differently in a prospectus supplement, the securities initially will be issued in book-entry form and represented by one or more global notes or global securities, or, collectively, global securities. The global securities will be deposited with, or on behalf of, DTC and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.
DTC has advised that it is:
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a limited-purpose trust company organized under the New York Banking Law,

•
a “banking organization” within the meaning of the New York Banking Law,

•
a member of the Federal Reserve System,

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a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and

•
a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. “Direct participants” in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others, which we sometimes refer to as indirect participants, that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.
Purchases of securities under the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of the actual purchaser of a security, which we sometimes refer to as a beneficial owner, is in turn recorded on the direct and indirect participants’ records. Beneficial owners of securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities, except under the limited circumstances described below.
To facilitate subsequent transfers, all global securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities. DTC’s records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.
So long as the securities are in book-entry form, you will receive payments and may transfer securities only through the facilities of the depositary and its direct and indirect participants. We will maintain an office or agency in the location specified in the prospectus supplement for the applicable securities, where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.
Redemption notices will be sent to DTC. If less than all of the securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.
Neither DTC nor Cede & Co. (or such other DTC nominee) will consent or vote with respect to the securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the securities of such series are credited on the record date, identified in a listing attached to the omnibus proxy.
So long as securities are in book-entry form, we will make payments on those securities to the depositary or its nominee, as the registered owner of such securities, by wire transfer of immediately available funds. If securities are issued in definitive certificated form under the limited circumstances described below, we will have the option of making payments by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the applicable trustee or other designated party at least 15 days before the applicable payment date by the persons entitled to payment, or such shorter time as may be satisfactory to the applicable trustee or other designated party.
Redemption proceeds, distributions and dividend payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in “street name.” Those payments will be the responsibility of participants and not of DTC or us, subject to any statutory or regulatory requirements in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC, is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.
Except under the limited circumstances described below, purchasers of securities will not be entitled to have securities registered in their names and will not receive physical delivery of securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the securities and the indenture.
The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in securities.
DTC may discontinue providing its services as securities depositary with respect to the securities at any time by giving reasonable notice to us. Under such circumstances, in the event that a successor depositary is not obtained, securities certificates are required to be printed and delivered.
As noted above, beneficial owners of a particular series of securities generally will not receive certificates representing their ownership interests in those securities. However, if:
•
DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of securities or if DTC ceases to be a clearing agency registered under the Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC’s ceasing to be so registered, as the case may be;

•
we determine, in our sole discretion, not to have such securities represented by one or more global securities; or

•
an event of default has occurred and is continuing with respect to such series of securities;

we will prepare and deliver certificates for such securities in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.
We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC’s book-entry system from sources that are believed to be reliable, but we take no responsibility for the accuracy of this information.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS
The following summary of certain provisions of Maryland law and of our charter and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our charter and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus is part. See “Where You Can Find More Information” and “Incorporation Of Certain Documents By Reference.”
Our Board of Directors
Our charter and bylaws provide that the number of directors of our company may be established, increased or decreased only by a majority of our entire Board of Directors but may not be fewer than the minimum number required under the MGCL, which is one, nor, unless our bylaws are amended, more than 11. We currently have six members on our Board of Directors.
Each of our directors is elected by our stockholders to serve until the next annual meeting of stockholders and until his or her successor is duly elected and qualifies under the MGCL. Holders of shares of our common stock do not have cumulative voting rights in the election of directors. Directors are elected by a majority of the votes cast in uncontested elections and by a plurality of the votes cast in contested elections.
Removal of Directors
Our charter provides that, subject to the rights of holders of one or more classes or series of preferred stock to elect or remove one or more directors, a director may be removed only for cause (as defined in our charter) and only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. This provision, when coupled with the exclusive power of our Board of Directors to fill vacant directorships, may preclude stockholders from removing incumbent directors except for cause and by a substantial affirmative vote and filling the vacancies created by such removal with their own nominees.
Business Combinations
Under the MGCL, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances specified under the statute, an asset transfer or issuance or reclassification of equity securities) between a Maryland corporation and any interested stockholder, or an affiliate of such an interested stockholder, are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. Maryland law defines an interested stockholder as any person (other than the corporation or any of its subsidiaries) who:
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beneficially owns, directly or indirectly, 10% or more of the voting power of the corporation’s outstanding voting stock after the date on which the Company had 100 or more beneficial owners of its stock; or

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is an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation after the date on which the corporation had 100 or more beneficial owners of its stock.

A person is not an interested stockholder under the statute if the Board of Directors approved in advance the transaction by which the person otherwise would have become an interested stockholder. In approving a transaction, however, a Board of Directors may provide that its approval is subject to compliance, at or after the time of the approval, with any terms and conditions determined by it.
After such five-year period, any such business combination must be recommended by the Board of Directors of the corporation and approved by the affirmative vote of at least:
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80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These supermajority approval requirements do not apply if, among other conditions, the corporation’s common stockholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested stockholder for its shares.
These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a corporation’s Board of Directors prior to the time that the interested stockholder becomes an interested stockholder. Our Board of Directors has, by resolution, elected to opt out of the business combination provisions of the MGCL and will not be permitted to opt in in the future without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote. Notwithstanding the foregoing, an alteration or repeal of this resolution will not have any effect on any business combinations that have been consummated or upon any agreements existing at the time of such modification or repeal.
Control Share Acquisitions
The MGCL provides that holders of “control shares” of a Maryland corporation acquired in a “control share acquisition” have no voting rights with respect to their control shares except to the extent approved by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors, generally, excluding shares of stock in a corporation in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of such shares in the election of directors: (1) the person who made or proposes to make a control share acquisition, (2) an officer of the corporation or (3) an employee of the corporation who is also a director of the corporation. “Control shares” are voting shares of stock that, if aggregated with all other such shares of stock previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing directors within one of the following ranges of voting power:
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one-tenth or more but less than one-third;

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one-third or more but less than a majority; or

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a majority or more of all voting power.

Control shares do not include shares that the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A “control share acquisition” means the acquisition, directly or indirectly, of ownership of, or the power to direct the exercise of voting power with respect to, issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses and making an “acquiring person statement” as described in the MGCL), may compel the Board of Directors to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the control shares. If no request for a special meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights of control shares are not approved at the meeting or if the acquiring person does not deliver an “acquiring person statement” as required by the statute, then, subject to certain conditions and limitations, the corporation may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of stockholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.
The control share acquisition statute does not apply to: (1) shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (2) acquisitions approved or exempted by the charter or bylaws of the corporation.

Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of shares of our stock. Our Board of Directors may not amend or eliminate this provision at any time in the future without the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote.
Subtitle 8
Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its Board of Directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of the following five provisions:
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a classified board consisting of three classes;

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a two-thirds vote requirement for removing a director;

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a requirement that the number of directors be fixed only by vote of the directors;

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a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; or

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a majority stockholder vote requirement for the calling of a special meeting of stockholders.

Our charter provides that, in accordance with Section 3-802(c) of the MGCL, we are prohibited from electing to be subject to any provision of Subtitle 8 of Title 3 of the MGCL unless such election is approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote generally in the election of directors. However, through provisions in our charter and bylaws unrelated to Subtitle 8, we already (1) require a two-thirds vote for the removal of any director from the board, which removal will be allowed only for cause, (2) vest in the board the exclusive power to fix the number of directorships, subject to limitations set forth in our charter and bylaws, and (3) require, unless called by the chairman of our Board of Directors, our president, our chief executive officer or our Board of Directors, the request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on a matter at such meeting to call a special meeting to consider and vote on any matter that may properly be considered at a meeting of stockholders.
Stockholder Rights Plan
We do not have a stockholder rights plan and our Board of Directors has adopted a policy providing that our board may not adopt any stockholder rights plan unless the adoption of the plan has been approved by the affirmative vote of a majority of the votes cast on the matter by stockholders entitled to vote on the matter, except that our Board of Directors may adopt a stockholder rights plan without the prior approval of our stockholders if our board, in the exercise of its duties, determines that seeking prior stockholder approval would not be in our best interests under the circumstances then existing. The policy further provides that if a stockholder rights plan is adopted by our board without the prior approval of our stockholders, the stockholder rights plan will expire on the date of the first annual meeting of stockholders held after the first anniversary of the adoption of the plan, unless an extension of the plan is approved by our stockholders.
Amendments to Our Charter and Bylaws
Other than amendments to certain provisions of our charter described below and amendments permitted to be made without stockholder approval under Maryland law or by a specific provision in the charter, our charter may be amended only if such amendment is declared advisable by our Board of Directors and approved by the affirmative vote of a majority of all the votes entitled to be cast on such matter. The provisions of our charter relating to the removal of directors or the vote required to amend such provisions may be amended only if such amendment is declared advisable by our Board of Directors and approved by the affirmative vote of stockholders entitled to cast not less than two-thirds of all of the votes entitled to be cast on the matter. Our Board of Directors has the power to adopt, alter or repeal any provision of our bylaws or to make new bylaws. In addition, our stockholders may alter or repeal any provision of our bylaws or make new bylaws by the affirmative vote of a majority of the votes entitled to be cast on the matter, except that stockholders may not alter or repeal the provisions of the bylaws related to indemnification and advance of expenses and amendment of the bylaws, without the approval of our Board of Directors.
Exclusive Forum
Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by us or by any director or officer or other employee to us or to our stockholders, (c) any action asserting a claim against us or any director or officer or other employee arising pursuant to any provision of the MGCL or our charter or bylaws or (d) any action asserting a claim against us or any director or officer or other employee that is governed by the internal affairs doctrine shall be the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division.
Meetings of Stockholders
Under our bylaws, annual meetings of stockholders must be held each year at a date, time and place determined by our Board of Directors. Special meetings of stockholders may be called by the chairman of our Board of Directors, our chief executive officer, our president and our Board of Directors. Subject to the provisions of our bylaws, a special meeting of stockholders to act on any matter that may properly be considered at a meeting of stockholders must be called by our secretary upon the written request of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter at such meeting who have requested the special meeting in accordance with the procedures specified in our bylaws and provided the information and certifications required by our bylaws. Only matters set forth in the notice of a special meeting of stockholders may be considered and acted upon at such a meeting. Any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting if (a) a written consent which sets forth the action and is signed by each stockholder entitled to vote on the matter; and (b) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at such meeting.
Advance Notice of Director Nominations and New Business
Our bylaws provide that:
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with respect to an annual meeting of stockholders, nominations of individuals for election to the Board of Directors and the proposal of business to be considered by stockholders at the annual meeting may be made only:

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pursuant to our notice of the meeting;

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by or at the direction of our Board of Directors; or

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by a stockholder who was a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

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with respect to special meetings of stockholders, only the business specified in our notice of meeting may be brought before the meeting of stockholders, and nominations of individuals for election to our Board of Directors may be made only:

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by or at the direction of our Board of Directors; or

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provided that the meeting has been called for the purpose of electing directors, by a stockholder who is a stockholder of record both at the time of giving of the notice required by our bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has provided the information and certifications required by the advance notice procedures set forth in our bylaws.

The purpose of requiring stockholders to give advance notice of nominations and other proposals is to afford our Board of Directors the opportunity to consider the qualifications of the proposed nominees or the advisability of the other proposals and, to the extent considered necessary by our Board of Directors, to inform stockholders and make recommendations regarding the nominations or other proposals. The advance notice procedures also permit a more orderly procedure for conducting our stockholder meetings.
Proxy Access
Our bylaws provide for proxy access whereby a stockholder, or a group of up to twenty stockholders, owning three percent or more of the Company’s outstanding common stock continuously for at least the previous three years, can include director candidates in the Company’s annual meeting proxy materials.
Anti-takeover Effect of Certain Provisions of Maryland Law and of Our Charter and Bylaws
The restrictions on ownership and transfer of our stock, the provisions of our charter regarding the removal of directors, the exclusive power of our Board of Directors to fill vacancies on the board and the advance notice provisions of the bylaws could delay, defer or prevent a transaction or a change of control of our company that might involve a premium price for holders of our common stock or otherwise be in their best interests. Likewise, if our Board of Directors or stockholders, as applicable, were to opt in to the business combination provisions of the MGCL or the provisions of Subtitle 8 of Title 3 of the MGCL, or if the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were amended or rescinded, these provisions of the MGCL could have similar anti-takeover effects.
Extraordinary Transactions
Under the MGCL, a Maryland corporation generally cannot dissolve, merge, sell all or substantially all of its assets, engage in a statutory share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation’s charter. As permitted by the MGCL, our charter provides that any of these actions may be approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter. Many of our operating assets are and will be held by our subsidiaries, and these subsidiaries may be able to merge or sell all or substantially all of their assets without the approval of our stockholders.
Appraisal Rights
Our charter provides that our stockholders generally will not be entitled to exercise statutory appraisal rights.
Dissolution
Our dissolution must be declared advisable by a majority of our entire Board of Directors and approved by the affirmative vote of stockholders entitled to cast a majority of all of the votes entitled to be cast on the matter.
Indemnification and Limitation of Directors’ and Officers’ Liability
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that:
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the act or omission of the director or officer was material to the matter giving rise to the proceeding and:

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was committed in bad faith; or

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was the result of active and deliberate dishonesty;

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the director or officer actually received an improper personal benefit in money, property or services; or

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in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or on behalf of the corporation or if the director or officer was adjudged liable on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, upon the corporation’s receipt of:
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a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

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a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

Our charter authorizes us to obligate our company and our bylaws obligate us, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding, without requiring a preliminary determination of the director’s or officer’s ultimate entitlement to indemnification, to:
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any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

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any individual who, while serving as our director or officer and at our request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, REIT, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

Our charter and bylaws also permit us, with the approval of our Board of Directors, to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of our company or a predecessor of our company.
We have entered into indemnification agreements with each of our executive officers and directors whereby we agree to indemnify such executive officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an executive officer or directors to a court of appropriate jurisdiction, such court may order us to indemnify such executive officer or directors.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Restrictions on Ownership and Transfer
Subject to certain exceptions, our charter provides that no person or entity may actually or beneficially own, or be deemed to own by virtue of the applicable constructive ownership provisions of the Code, more than 9.8% (in value or number of shares, whichever is more restrictive) of the outstanding shares of our common stock or more than 9.8% in value of the outstanding shares of our capital stock. For a more detailed description of this and other restrictions on ownership and transfer of our stock, see “Description of Common Stock — Restrictions on Ownership and Transfer.”
REIT Qualification
Our charter provides that our Board of Directors may revoke or otherwise terminate our REIT election, without approval of our stockholders, if it determines that it is no longer in our best interests to continue to be qualified as a REIT.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion summarizes the current material U.S. federal income tax considerations associated with an investment in shares of our capital stock and debt securities. As used in this section, unless the context otherwise requires, the terms “we” and “our” refer solely to Community Healthcare Trust Incorporated and not to our subsidiaries and affiliates, which have not elected to be taxed as REITs for U.S. federal income tax purposes. The statements in this section are based on the current U.S. federal income tax laws, including the Code, the Treasury Regulations, rulings and other administrative interpretations and practices of the IRS, and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. We cannot assure you that new laws, interpretations of law, or court decisions, any of which may take effect retroactively, will not cause any statement in this section to be inaccurate. Moreover, this summary does not deal with all tax aspects that might be relevant to you, as a prospective stockholder or holder of debt securities, in light of your personal circumstances, nor does it deal with particular types of stockholders or holder of debt securities that are subject to special treatment under the Code, such as insurance companies, tax-exempt organizations (except to the limited extent discussed below under “— Taxation of Tax-Exempt Stockholders”), financial institutions, broker-dealers persons subject to alternative minimum tax, persons holding our stock as part of a hedge, straddle or other risk reduction, constructive sale or conversion transaction, non-U.S. individuals and foreign corporations (except to the limited extent discussed below under “— Taxation of Non-U.S. Stockholders”) and other persons subject to special tax rules. Moreover, this summary assumes that you will hold our capital stock or debt securities as a “capital asset” for U.S. federal income tax purposes, which generally means property held for investment.
This summary does not constitute tax advice and is not a substitute for careful tax planning. We urge you, as a prospective investor, to consult your own tax advisor regarding the specific tax consequences to you of a purchase of shares of our common stock or debt securities, the ownership and sale of such shares or debt securities and of our election to be taxed as a REIT. These consequences include the federal, state, local, foreign and other tax consequences of such purchase, ownership, sale and election and the effect of potential changes in the applicable tax laws.
Opinion of Counsel
In connection with the filing of this prospectus, Baker, Donelson, Bearman, Caldwell and Berkowitz, PC, or Baker Donelson, will render an opinion that we qualified to be taxed as a REIT under the U.S. federal income tax laws for our taxable year ended December 31, 2015, and that our organization and our current and proposed method of operations will enable us to continue to satisfy in the future, the requirements for qualification for taxation as a REIT. Investors should be aware that Baker Donelson’s opinion will be based upon various customary assumptions relating to our organization and operation, will be conditioned upon certain representations and covenants made by our management as to factual matters, including representations regarding our organization, the nature of our current and anticipated assets and income, and the conduct of our current and proposed business operations. Baker Donelson’s opinion is not binding upon the Internal Revenue Service, or IRS, or any court and speaks as of the date issued. In addition, Baker Donelson’s opinion will be based on existing U.S. federal income tax law governing qualification as a REIT, which is subject to change either prospectively or retroactively. Moreover, our qualification and taxation as a REIT will depend upon our ability to meet on a continuing basis, through actual results, certain qualification tests set forth in the U.S. federal income tax laws. Those qualification tests involve the percentage of income that we earn from specified sources, the percentage of our assets that falls within specified categories, the diversity of ownership of shares of our beneficial interest, and the percentage of our earnings that we distribute. Baker Donelson will not review our compliance with those tests on a continuing basis. Accordingly, no assurance can be given that our actual results of operations for any particular taxable year will satisfy such requirements. While we intend to operate so that we will continue to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, and the possibility of future changes in our circumstances or the law relating to REIT qualification, no assurance can be given by tax counsel or by us that we will qualify as a REIT for any particular year. Baker Donelson’s opinion does not foreclose the possibility that we may have to use one or more of the REIT savings provisions described below, which could require us to pay an excise or penalty tax

(which could be material) in order for us to maintain our REIT qualification. For a discussion of the tax consequences of our failure to qualify as a REIT, see “Failure to Qualify.”
Taxation of our Company
We were organized on March 28, 2014 as a Maryland corporation. We have elected to be taxed as a REIT for U.S. federal income tax purposes commencing with our taxable year ended December 31, 2015. We believe that, commencing with such taxable year, we were organized and have operated in such a manner as to qualify for taxation as a REIT under the U.S. federal income tax laws, and we intend to continue to operate in such a manner, but no assurances can be given that we will operate in a manner so as to qualify or remain qualified as a REIT. This section discusses the laws governing the U.S. federal income tax treatment of a REIT and its stockholders. These laws are highly technical and complex.
Assuming we qualify as a REIT, we generally will not be subject to U.S. federal corporate income tax on that portion of the ordinary income or capital gain that we distribute currently to our stockholders because the REIT provisions of the Code generally allow a REIT to deduct distributions paid to its stockholders. The benefit of that tax treatment is that it reduces or avoids the “double taxation,” or taxation at both the corporate and stockholder levels, that generally results from owning shares in a corporation.
However, even if we qualify for taxation as a REIT, we will be subject to U.S. federal tax in the following circumstances:
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we will be taxed at regular corporate rates on our undistributed REIT taxable income, including undistributed net capital gains;

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if we have net income from the sale or other disposition of “foreclosure property” that is held primarily for sale to customers in the ordinary course of business or other non-qualifying income from foreclosure property, we will be subject to tax at the highest corporate rate on that income;

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we are subject to a 100% tax on net income from prohibited transactions (which are, in general, sales or other dispositions of property other than foreclosure property held primarily for sale to customers in the ordinary course of business), unless the gain is realized in a TRS or such property has been held by us for at least two years and certain other requirements are satisfied;

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if we fail to satisfy either of the 75% or 95% gross income tests (discussed below) but have nonetheless maintained our qualification as a REIT because applicable conditions have been met, we will be subject to a 100% tax on an amount equal to the greater of the amount by which we fail the 75% or 95% test multiplied by a fraction calculated to reflect our profitability;

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if we fail to distribute during each year at least the sum of (i) 85% of our REIT ordinary income for the year, (ii) 95% of our REIT capital gain net income for such year and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of the required distribution over the amounts actually distributed plus the amounts we retained and upon which we paid income tax at the corporate level;

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if we acquire any asset from a C corporation (i.e., a corporation generally subject to corporate-level tax) in a carryover-basis transaction and we subsequently recognize gain on the disposition of the asset during the five-year period beginning on the date on which we acquired the asset, then all or a portion of the gain may be subject to tax at the highest regular corporate income tax rate, pursuant to guidelines issued by the IRS;

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if we receive income that was not determined on an arm’s-length basis from one of our taxable REIT subsidiaries, or TRSs, we will be subject to a 100% tax on the amount of our non-arm’s-length income;

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if we have any redetermined rents, redetermined deductions, excess interest, or redetermined TRS service income, we will be required to pay a 100% tax on such items of income. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of our TRSs. Redetermined deductions and excess interest generally represent amounts that are deducted by a TRS for amounts paid to us that are in excess of the amounts that would have been deducted based on arm’s-length negotiations;

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if we fail to satisfy any of the asset tests (as discussed below) but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a tax equal to the greater of (a) $50,000, or (b) an amount determined by multiplying the highest rate of tax for corporations by the net income generated by the nonqualifying assets for the period beginning on the first date of the failure and ending on the day we dispose of the assets (or otherwise satisfy the requirements for maintaining REIT qualification);

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if we fail to satisfy one or more requirements for REIT qualification, other than the 95% or 75% gross income tests and other than the asset test, but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a $50,000 penalty for each failure; and

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if we fail to comply with the record keeping requirements in ascertaining the actual ownership of the outstanding shares of our stock, we may be subject to a $50,000 penalty for each failure.

The earnings of our lower-tier entities that are treated as C corporations, including any TRS, will be subject to U.S. federal corporate income tax.
No assurance can be given that the amount of any such U.S. federal income taxes will not be substantial. In addition, notwithstanding our qualification as a REIT, we may also have to pay certain taxes, including payroll taxes and state and local income, property and other taxes on our assets and operations. We also could be subject to tax in situations and on transactions not presently contemplated.
The rules and regulations dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department and it is possible that there could be future changes that could adversely impact us. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us may be enacted. Changes to the U.S. federal tax laws and interpretations of U.S. federal tax laws could adversely affect an investment in our securities.
Requirements for Qualification
In order for us to qualify, and continue to qualify, as a REIT, we must meet, generally on a continuing basis, the requirements discussed below relating to our organization, sources of income, nature of assets, distributions of income to our stockholders and recordkeeping.
Organization Requirements
In order to qualify for taxation as a REIT under the Code, we are required to:
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be organized as a corporation, trust, or association;

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be taxable as a domestic corporation but for our election to be taxed as a REIT under Sections 856 through 860 of the Code;

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be managed by one or more trustees or directors;

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have transferable shares;

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not be a financial institution or an insurance company;

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have at least 100 stockholders for at least 335 days of each taxable year of 12 months;

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not be closely held;

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elect to be a REIT, or make such election for a previous taxable year, and satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status; use a calendar year for U.S. federal income tax purposes and comply with the recordkeeping requirements of the U.S. federal income tax laws;

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distribute all earnings and profits attributable to a taxable year in which we do not qualify as a REIT by the end of our first year as a REIT; and

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meet certain other tests, described below, regarding the nature of our income and assets.

As a Maryland corporation, we satisfy the first and second requirements, and we have filed an election to be taxed as a REIT with the IRS with our federal tax return for 2015. In addition, we are managed by a Board of Directors, we have transferable shares and we do not intend to operate as a financial institution or insurance company. We utilize the calendar year for federal income tax reporting purposes. We would be treated as closely held only if five or fewer individuals or certain tax-exempt entities own, directly or indirectly, more than 50% (by value) of our shares at any time during the last half of our taxable year. For purposes of the closely held test, the Code generally permits a look-through for pension funds and certain other tax-exempt entities to the beneficiaries of the entity to determine if the REIT is closely held. After the issuance of our common stock pursuant to our IPO, we had issued stock with enough diversity of ownership to meet this requirement and the 100 stockholder requirement.
In addition, our charter provides for restrictions regarding transfer of shares that are intended to assist us in continuing to satisfy these share ownership requirements. Such transfer restrictions are described in “Description of Common Stock — Restrictions on Ownership and Transfer.” These provisions permit us to refuse to recognize certain transfers of shares that may violate these share ownership requirements. However, we can offer no assurance that our refusal to recognize a transfer will be effective. Notwithstanding compliance with the share ownership requirements outlined above, tax-exempt stockholders may be required to treat all or a portion of their distributions from us as unrelated business taxable income as defined in Section 512(a) of the Code if tax-exempt stockholders, in the aggregate, exceed certain ownership thresholds set forth in the Code. See “— Taxation of Tax-Exempt Stockholders” below.
Ownership of Interests in Partnerships and Qualified REIT Subsidiaries
In the case of a REIT that is a partner in an entity treated as a partnership for U.S. federal income tax purposes, Treasury Regulations provide that the REIT is deemed to own its proportionate share, based on its interest in partnership capital, of the assets of the partnership and is deemed to have earned its allocable share of partnership income for purposes of the applicable REIT qualification tests. Also, if a REIT owns a qualified REIT subsidiary, which is defined as a corporation wholly-owned by a REIT that does not elect to be taxed as a TRS under the Code, the REIT will be deemed to own all of the subsidiary’s assets and liabilities and it will be deemed to be entitled to treat the income of that subsidiary as its own. In addition, the character of the assets and gross income of the partnership or qualified REIT subsidiary shall retain the same character in the hands of the REIT for purposes of satisfying the gross income tests and asset tests set forth in the Code.
We intend to control any partnerships and limited liability companies we may invest in, and we intend to operate them in a manner consistent with the requirements for our qualification as a REIT. However, we may from time to time be a limited partner or non-managing member in some of our partnerships and limited liability companies. If a partnership or limited liability company in which we own an interest takes or expects to take actions that could jeopardize our status as a REIT or require us to pay tax, we may be forced to dispose of our interest in such entity. In addition, it is possible that a partnership or limited liability company could take an action which could cause us to fail a gross income or asset test, and that we would not become aware of such action in time to dispose of our interest in the partnership or limited liability company or take other corrective action on a timely basis. In that case, we could fail to qualify as a REIT unless we were entitled to relief, as described below.
Taxable REIT Subsidiaries
A TRS is a subsidiary of a REIT that makes a joint election with the REIT to be treated as a TRS. Additionally, a corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the securities is automatically treated as a TRS without an election. The separate existence of a TRS, unlike a “qualified REIT subsidiary” as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, a TRS is generally subject to corporate income tax on its earnings, which may reduce the cash flow generated by such entity. Because a parent REIT does not include the assets and income of a TRS in determining the parent’s compliance with the REIT qualification requirements, a TRS may be used by the parent REIT to undertake activities indirectly that the REIT might otherwise be precluded from undertaking directly or through pass-through subsidiaries.

A TRS may not directly or indirectly operate or manage any healthcare facilities or lodging facilities or provide rights to any brand name under which any healthcare facility or lodging facility is operated. A TRS is not considered to operate or manage a “qualified healthcare property” or “qualified lodging facility” solely because the TRS directly or indirectly possesses a license, permit, or similar instrument enabling it to do so.
Rent that we receive from a TRS will qualify as “rents from real property” under two scenarios. Under the first scenario, rent we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space, as described in further detail below under “— Gross Income Tests — Rents from Real Property.” If we lease space to a TRS in the future, we will seek to comply with these requirements. Under the second scenario, rents that we receive from a TRS will qualify as “rents from real property” if the TRS leases a property from us that is a “qualified healthcare property” and such property is operated on behalf of the TRS by a person who qualifies as an “independent contractor” and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified healthcare properties” for any person unrelated to us and the TRS (an “eligible independent contractor”). A “qualified healthcare property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our properties generally will not be treated as “qualified healthcare properties.” Accordingly, we do not currently intend to lease our properties to a TRS. However, to the extent we acquire or own “qualified healthcare properties” in the future, we may lease such properties to a TRS.
Gross Income Tests
We must satisfy two gross income tests annually to maintain our qualification as a REIT:
First, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive, directly or indirectly, from investments relating to real property or mortgages on real property or qualified temporary investment income. Qualifying income for purposes of the 75% gross income test generally includes:
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rents from real property;

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interest on debt secured by mortgages on real property, or on interests in real property and interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property;

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dividends or other distributions on, and gain from the sale of, shares in other REITs;

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gain from the sale of real estate assets (excluding gain from the sale of a nonqualified “publicly offered REIT” debt instrument), other than property held primarily for sale to customers in the ordinary course of business;

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income derived from the operation, and gain from the sale of, certain property acquired at or in lieu of foreclosure on a lease of, or indebtedness secured by, such property (“foreclosure property”); and

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income derived from the temporary investment of new capital that is attributable to the issuance of our shares or a public offering of our debt with a maturity date of at least five years and that we receive during the one-year period beginning on the date on which we received such new capital.

Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of shares or securities, or any combination of these.
The Secretary of the Treasury is given broad authority to determine whether particular items of gain or income qualify under the 75% and 95% gross income tests, or are to be excluded from the measure of gross income for such purposes. For example, cancellation of indebtedness income and gross income from our sale of property that we hold primarily for sale to customers in the ordinary course of business is excluded from both the numerator and the denominator in both gross income tests. In addition, income and gain from “hedging transactions,” as defined in “— Gross Income Tests — Hedging Transactions,” that we enter into to hedge indebtedness incurred or to be incurred to acquire or carry real estate assets and that are clearly and timely identified as such will be excluded from both the numerator and the denominator for purposes of the 75% and 95% gross income tests. In addition, certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. See “— Gross Income Tests — Foreign Currency Gain” below.
The following paragraphs discuss the specific application of the gross income tests to us.
Rents from Real Property
Rent that we receive, or are deemed to receive, from real property that we own and lease to tenants will qualify as “rents from real property,” which is qualifying income for purposes of the 75% and 95% gross income tests, only if each of the following conditions is met:
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First, the rent must not be based, in whole or in part, on the income or profits of any person, but may be based on a fixed percentage or percentages of receipts or sales and the percentages are fixed at the time the leases are entered into, are not renegotiated during the term of the leases in a manner that has the effect of basing rent on income or profits and conform with normal business practice.

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Second, neither we nor a direct or indirect owner of 10% or more in value of our shares may own, actually or constructively, 10% or more of a tenant, referred to as a “related party tenant,” from whom we receive rent, other than a TRS under certain circumstances. We have represented to counsel that we will not rent any facility to a related party tenant.

There are two exceptions to the related-party tenant rule described in the preceding paragraph for TRSs. Under the first exception, rent that we receive from a TRS will qualify as “rents from real property” as long as (1) at least 90% of the leased space in the property is leased to persons other than TRSs and related-party tenants, and (2) the amount paid by the TRS to rent space at the property is substantially comparable to rents paid by other tenants of the property for comparable space. The “substantially comparable” requirement must be satisfied when the lease is entered into, when it is extended, and when the lease is modified, if the modification increases the rent paid by the TRS. If the requirement that at least 90% of the leased space in the related property is rented to unrelated tenants is met when a lease is entered into, extended, or modified, such requirement will continue to be met as long as there is no increase in the space leased to any TRS or related party tenant. Any increased rent attributable to a modification of a lease with a TRS in which we own directly or indirectly more than 50% of the voting power or value of the stock (a “controlled TRS”) will not be treated as “rents from real property.” If in the future we receive rent from a TRS, we will seek to comply with this exception.
Under the second exception, a TRS is permitted to lease healthcare properties from the related REIT as long as it does not directly or indirectly operate or manage any healthcare facilities or provide rights to any brand name under which any healthcare facility is operated. Rent that we receive from a TRS will qualify as “rents from real property” as long as the “qualified healthcare property” is operated on behalf of the TRS by an “independent contractor” who is adequately compensated, who does not, directly or through its stockholders, own more than 35% of our shares, taking into account certain ownership attribution rules, and who is, or is related to a person who is, actively engaged in the trade or business of operating “qualified healthcare properties” for any person unrelated to us and the TRS (an “eligible independent contractor”). A “qualified healthcare property” includes any real property and any personal property that is, or is necessary or incidental to the use of, a hospital, nursing facility, assisted living facility, congregate care facility, qualified continuing care facility, or other licensed facility which extends medical or nursing or ancillary services to patients and which is operated by a provider of such services which is eligible for participation in the Medicare program with respect to such facility. Our properties generally will not be treated as “qualified healthcare properties.” Accordingly, we do not currently intend to lease properties to a TRS. However, to the extent we acquire or own “qualified healthcare properties” in the future, we may lease such properties to a TRS.

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Third, if the rent attributable to personal property leased in connection with a lease of real property is 15% or less of the total rent received under the lease, then the rent attributable to personal property will qualify as rents from real property. The allocation of rent between real and personal property is based on the relative fair market values of the real and personal property. If the 15% threshold is exceeded, the rent attributable to personal property will not qualify as rents from real property.

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Fourth, we generally must not operate or manage our real property or furnish or render services to our tenants, other than through an “independent contractor” who is adequately compensated and from whom we do not derive revenue. However, we need not provide services through an “independent contractor,” but instead may provide services directly to our tenants, if the services are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not considered to be provided for the tenants’ convenience. In addition, we may provide a minimal amount of “noncustomary” services to the tenants of a property, other than through an independent contractor, as long as our income from the services (valued at not less than 150% of our direct cost of performing such services) does not exceed 1% of our income from the related property. Furthermore, we may own up to 100% of the shares of a TRS which may provide customary and noncustomary services to our tenants without tainting our rental income from the related properties.

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Fifth, in order for the rent payable under the leases of our properties to constitute “rents from real property,” the leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures, financing arrangements, or another type of arrangement. We generally treat our leases with respect to our properties as true leases for federal income tax purposes; however, there can be no assurance that the IRS would not consider a particular lease a financing arrangement instead of a true lease for federal income tax purposes. In that case, our income from that lease would be interest income rather than rent and would be qualifying income for purposes of the 75% gross income test to the extent that our “loan” does not exceed the fair market value of the real estate assets associated with the facility. All of the interest income from our loan would be qualifying income for purposes of the 95% gross income test. We believe that the characterization of a lease as a financing arrangement would not adversely affect our ability to qualify as a REIT.

If a portion of the rent that we receive from a property does not qualify as “rents from real property” because the rent attributable to personal property exceeds 15% of the total rent for a taxable year, the portion of the rent that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income test. Thus, if such rent attributable to personal property, plus any other income that is nonqualifying income for purposes of the 95% gross income test, during a taxable year exceeds 5% of our gross income during the year, we would lose our REIT qualification. If, however, the rent from a particular property does not qualify as “rents from real property” because either (1) the rent is considered based on the income or profits of the related tenant, (2) the tenant either is a related party tenant or fails to qualify for the exceptions to the related party tenant rule for qualifying TRSs or (3) we furnish noncustomary services to the tenants of the property in excess of the one percent threshold, or manage or operate the property, other than through a qualifying independent contractor or a TRS, none of the rent from that property would qualify as “rents from real property.”
We do not anticipate leasing significant amounts of personal property pursuant to our leases. Moreover, we do not intend to perform any services other than customary ones for our tenants, unless such services are provided through independent contractors from whom we do not receive or derive income or a TRS. Accordingly, we anticipate that our leases will generally produce rent that qualifies as “rents from real property” for purposes of the 75% and 95% gross income tests.
In addition to the rent, the tenants may be required to pay certain additional charges. To the extent that such additional charges represent reimbursements of amounts that we are obligated to pay to third parties such charges generally will qualify as “rents from real property.” To the extent such additional charges represent penalties for nonpayment or late payment of such amounts, such charges should qualify as “rents from real property.” However, to the extent that late charges do not qualify as “rents from real property,” they instead will be treated as interest that qualifies for the 95% gross income test.

Interest
The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of such amount depends in whole or in part on the income or profits of any person. However, interest generally includes the following:
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an amount that is based on a fixed percentage or percentages of receipts or sales; and

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an amount that is based on the income or profits of a debtor, as long as the debtor derives substantially all of its income from leasing substantially all of its interest in the real property securing the debt, and only to the extent that the amounts received by the debtor would be qualifying “rents from real property” if received directly by a REIT.

If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.
Interest on debt secured by a mortgage on real property or on interests in real property generally is qualifying income for purposes of the 75% gross income test. Interest on debt secured by mortgages on both real and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property is also qualifying income for purposes of the 75% gross income test. However, if a loan is secured by real property and other property and the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan (or, if the loan has experienced a “significant modification” since its origination or acquisition by the REIT, then as of the date of that “significant modification”), a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the interest income attributable to the portion of the principal amount of the loan that is not secured by real property, that is, the amount by which the loan exceeds the value of the real estate that is security for the loan.
Dividends
Our share of any dividends received from any corporation (including any TRS, but excluding any REIT) in which we own an equity interest will qualify for purposes of the 95% gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest, if any, will be qualifying income for purposes of both the 75% and 95% gross income tests.
Prohibited Transactions
A REIT will incur a 100% tax on the net income derived from any sale or other disposition of property, other than foreclosure property, that the REIT holds primarily for sale to customers in the ordinary course of a trade or business. Net income derived from such prohibited transactions is excluded from gross income for purposes of the 75% and 95% gross income tests. We believe that none of our properties will be held primarily for sale to customers and that a sale of any of our properties will not be in the ordinary course of our business. Whether a REIT holds a property “primarily for sale to customers in the ordinary course of a trade or business” depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. The Code provides safe harbor provisions pursuant to which sales of properties held for at least two years and meeting certain other requirements will not give rise to prohibited transactions income.
We will attempt to comply with the terms of the safe-harbor provisions. However, we cannot assure you that we will be able to comply with the safe-harbor provisions or that we will avoid owning property that may be characterized as property that we hold “primarily for sale to customers in the ordinary course of a trade or business.” The prohibited transactions tax will not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be taxed to the corporation at regular corporate income tax rates.
Fee Income
Fee income generally will not be qualifying income for purposes of either the 75% or 95% gross income tests. Any fees earned by us, such as fees for providing asset management and construction management services to third parties, will be excluded from the gross income tests.
Foreclosure Property
We will be subject to tax at the maximum corporate rate on any income from foreclosure property, which includes certain foreign currency gains and related deductions, other than income that otherwise would be qualifying income for purposes of the 75% gross income test, less expenses directly connected with the production of that income. However, gross income from foreclosure property will qualify under the 75% and 95% gross income tests. Foreclosure property is any real property, including interests in real property, and any personal property incident to such real property:
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that is acquired by a REIT as the result of the REIT having bid on such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default or when default was imminent on a lease of such property or on indebtedness that such property secured;

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for which the related loan was acquired by the REIT at a time when the default was not imminent or anticipated; and

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for which the REIT makes a proper election to treat the property as foreclosure property.

Foreclosure property also includes certain “qualified healthcare properties” (as defined above under “— Rents from Real Property”) acquired by a REIT as a result of the termination of a lease of such property (other than by reason of a default, or the imminence of a default, on the lease).
A REIT will not be considered to have foreclosed on a property where the REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Property generally ceases to be foreclosure property at the end of the third taxable year (or, with respect to qualified healthcare property, the second taxable year) following the taxable year in which the REIT acquired the property, or longer if an extension is granted by the Secretary of the Treasury. However, this grace period terminates and foreclosure property ceases to be foreclosure property on the first day:
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on which a lease is entered into for the property that, by its terms, will give rise to income that does not qualify for purposes of the 75% gross income test, or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify for purposes of the 75% gross income test;

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on which any construction takes place on the property, other than completion of a building or any other improvement where more than 10% of the construction was completed before default became imminent; or

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which is more than 90 days after the day on which the REIT acquired the property and the property is used in a trade or business which is conducted by the REIT, other than through an independent contractor from whom the REIT itself does not derive or receive any income.

Hedging Transactions
From time to time, we may enter into hedging transactions with respect to one or more of our assets or liabilities. Our hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase such items, and futures and forward contracts. Income and gain from “hedging transactions” will be excluded from gross income for purposes of both the 75% and 95% gross income tests provided we satisfy the identification requirements discussed below. A “hedging transaction” means either (1) any transaction entered into in the normal course of our trade or business primarily to manage the risk of interest rate, price changes, or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, to acquire or carry real estate assets, or (2) any transaction entered into primarily (i) to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain) or (ii) to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. We are required to clearly identify any such hedging transaction before the close of the day on which it was acquired, originated, or entered into and to satisfy other identification requirements. We intend to structure any hedging transactions in a manner that does not jeopardize our qualification as a REIT.
Foreign Currency Gain
Certain foreign currency gains will be excluded from gross income for purposes of one or both of the gross income tests. “Real estate foreign exchange gain” will be excluded from gross income for purposes of the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or an interest in real property and certain foreign currency gain attributable to certain “qualified business units” of a REIT. “Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations. These exclusions for real estate foreign exchange gain and passive foreign exchange gain do not apply to any certain foreign currency gain derived from dealing, or engaging in substantial and regular trading, in securities. Such gain is treated as nonqualifying income for purposes of both the 75% and 95% gross income tests.
Failure to Satisfy Gross Income Tests
If we fail to satisfy one or both of the gross income tests for any taxable year, we nevertheless may qualify as a REIT for that year if we qualify for relief under certain provisions of the U.S. federal income tax laws. Those relief provisions are generally available if:
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our failure to meet those tests is due to reasonable cause and not to willful neglect; and

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following our identification of such failure for any taxable year, we file a schedule of the sources of our income in accordance with regulations prescribed by the Secretary of the Treasury.

We cannot predict, however, whether in all circumstances we would qualify for the relief provisions. In addition, as discussed above in “— Taxation of Our Company,” even if the relief provisions apply, we would incur a 100% tax on the gross income attributable to the greater of the amount by which we fail the 75% gross income test or the 95% gross income test multiplied, in either case, by a fraction intended to reflect our profitability.
Asset Tests
To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of:
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cash or cash items, including certain receivables and money market funds and, in certain circumstances, foreign currencies;

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government securities;

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interests in real property, including leaseholds and options to acquire real property and leaseholds;

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interests in mortgage loans secured by real property;

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shares in other REITs;

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investments in shares or debt instruments during the one-year period following our receipt of new capital that we raise through equity offerings or public offerings of debt with at least a five-year term, or the 75% asset test; and

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debt instruments issued by publicly offered REITs, interests in mortgages secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.

Second, of our investments not included in the 75% asset class, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets, or the 5% asset test.
Third, of our investments not included in the 75% asset class, we may not own more than 10% of the voting power of any one issuer’s outstanding securities or more than 10% of the value of any one issuer’s outstanding securities, or the 10% vote test and 10% value test, respectively.
Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs.
Fifth, no more than 25% of the value of our total assets may consist of the securities of TRSs, other non-TRS taxable subsidiaries and other assets that are not qualifying assets for purposes of the 75% asset test, or the 25% securities test.
For purposes of the 5% asset test, the 10% vote test and the 10% value test, the term “securities” does not include shares in another REIT, equity or debt securities of a qualified REIT subsidiary or a TRS, mortgage loans that constitute real estate assets, or equity interests in a partnership. The term “securities,” however, generally includes debt securities issued by a partnership or another REIT, except that for purposes of the 10% value test, the term “securities” does not include:
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“Straight debt” securities, which is defined as a written unconditional promise to pay on demand or on a specified date a sum certain in money if (1) the debt is not convertible, directly or indirectly, into equity, and (2) the interest rate and interest payment dates are not contingent on profits, the borrower’s discretion, or similar factors. “Straight debt” securities do not include any securities issued by a partnership or a corporation in which we or any controlled TRS (i.e., a TRS in which we own directly or indirectly more than 50% of the voting power or value of the shares) hold non-“straight debt” securities that have an aggregate value of more than 1% of the issuer’s outstanding securities. However, “straight debt” securities include debt subject to the following contingencies:

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a contingency relating to the time of payment of interest or principal, as long as either (1) there is no change to the effective yield of the debt obligation, other than a change to the annual yield that does not exceed the greater of 0.25% or 5% of the annual yield, or (2) neither the aggregate issue price nor the aggregate face amount of the issuer’s debt obligations held by us exceeds $1 million and no more than 12 months of unaccrued interest on the debt obligations can be required to be prepaid; and

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a contingency relating to the time or amount of payment upon a default or prepayment of a debt obligation, as long as the contingency is consistent with customary commercial practice.

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Any loan to an individual or an estate;

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Any “section 467 rental agreement,” other than an agreement with a related party tenant;

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Any obligation to pay “rents from real property”;

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Certain securities issued by governmental entities;

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Any security issued by a REIT;

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Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes in which we are a partner to the extent of our proportionate interest in the equity and debt securities of the partnership; and

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Any debt instrument issued by an entity treated as a partnership for U.S. federal income tax purposes not described in the preceding bullet points if at least 75% of the partnership’s gross income, excluding income from prohibited transactions, is qualifying income for purposes of the 75% gross income test described above in “— Gross Income Tests.”

For purposes of the 10% value test, our proportionate share of the assets of a partnership is our proportionate interest in any securities issued by the partnership, without regard to the securities described in the last two bullet points above.
We will monitor the status of our assets for purposes of the various asset tests and will manage our portfolio in order to comply at all times with such tests. If we fail to satisfy the asset tests at the end of a calendar quarter, we will not lose our REIT qualification if:
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we satisfied the asset tests at the end of the preceding calendar quarter; and

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the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non-qualifying assets.

If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.
If we violate the 5% asset test, the 10% vote test or the 10% value test described above at the end of any quarter of a taxable year, we will not lose our REIT qualification if (1) the failure is de minimis (up to the lesser of 1% of the value of our assets or $10 million) and (2) we dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify such failure. In the event of a failure of any of the asset tests (other than de minimis failures described in the preceding sentence), as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (1) dispose of assets causing the failure or otherwise comply with the asset tests within six months after the last day of the quarter in which we identify the failure, (2) we file a schedule with the IRS describing each asset that caused the failure and (3) pay a tax equal to the greater of $50,000 or the highest corporate tax rate on the net income from the assets causing the failure during the period in which we failed to satisfy the asset tests.
We believe that the assets that we will hold will satisfy the foregoing asset test requirements. However, we will not obtain independent appraisals to support our conclusions as to the value of our assets. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of assets violates one or more of the asset tests applicable to REITs.
Distribution Requirements
Each year, we must distribute dividends, other than capital gain dividends and deemed distributions of retained capital gain, to our stockholders in an aggregate amount at least equal to:
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the sum of:

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90% of our “REIT taxable income,” computed without regard to the dividends paid deduction and our net capital gain or loss, and

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90% of our after-tax net income, if any, from foreclosure property,

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minus:

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the sum of certain items of non-cash income.

We must pay such distributions in the taxable year to which they relate, or in the following taxable year if either (1) we declare the distribution before we timely file our U.S. federal income tax return for the year and pay the distribution on or before the first regular dividend payment date after such declaration or (2) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividend before the end of January of the following year. The distributions under clause (1) are taxable to the stockholders in the year in which paid, and the distributions in clause (2) are treated as paid on December 31st of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.
We will pay U.S. federal income tax on any taxable income, including net capital gain that we do not distribute to our stockholders. Furthermore, if we fail to distribute during a calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of:
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85% of our REIT ordinary income for such year,

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95% of our REIT capital gain income for such year, and

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100% of any undistributed taxable income from prior periods.

We will incur a 4% nondeductible excise tax on the excess of such required distribution over the amounts we actually distribute.
We may elect to retain and pay income tax on the net long-term capital gain we receive in a taxable year. If we so elect, we will be treated as having distributed any such retained amount for purposes of the 4% nondeductible excise tax described above. We intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate federal income tax and the 4% nondeductible excise tax.
It is possible that, from time to time, we may experience timing differences between the actual receipt of income and actual payment of deductible expenses and the inclusion of that income and deduction of such expenses in arriving at our REIT taxable income. For example, we may not deduct recognized capital losses from our “REIT taxable income.” Further, it is possible that, from time to time, we may be allocated a share of net capital gain from an entity taxed as a partnership for U.S. federal income tax purposes in which we own an interest that is attributable to the sale of depreciated property that exceeds our allocable share of cash attributable to that sale. We generally are required to take certain amounts in income no later than the time such amounts are reflected on certain financial statements. The application of this rule may require the accrual of income with respect to certain debt instruments or mortgage-backed securities, such as original issue discount or market discount, earlier than would be the case under the general tax rules, although the precise application of this rule is unclear at this time. As a result of the foregoing, we may have less cash than is necessary to distribute taxable income sufficient to avoid corporate income tax and the excise tax imposed on certain undistributed income. In such a situation, we may need to borrow funds or issue additional shares of common or preferred stock, if possible, pay taxable dividends of our shares or debt securities.
We may be able to satisfy the 90% distribution test with taxable distributions of our shares or debt securities. The IRS has issued private letter rulings to other REITs treating certain distributions that are paid partly in cash and partly in shares as dividends that would satisfy the REIT annual distribution requirement and qualify for the dividends paid deduction for U.S. federal income tax purposes. Those rulings may be relied upon only by taxpayers whom they were issued. In such a circumstance we might request a similar ruling from the IRS. In addition, the IRS previously issued a revenue procedure authorizing publicly traded REITs to make elective cash/shares dividends, but that revenue procedure does not apply to 2015 and future taxable years. Accordingly, it is unclear whether and to what extent we will be able to make taxable dividends payable in cash and shares. We have no current intention to make a taxable dividend payable in our shares.
In order for distributions to be counted as satisfying the annual distribution requirement applicable to REITs and to provide us with a REIT-level tax deduction, the distributions must not be “preferential dividends” unless we qualify as a “publicly offered REIT.” A distribution is not a preferential dividend if the distribution is (1) pro rata among all outstanding shares within a particular class, and (2) in accordance with the preferences among different classes of stock as set forth in our organizational documents. We believe that we are, and expect we will continue to be, a “publicly offered REIT.”

Under certain circumstances, we may be able to correct a failure to meet the distribution requirement for a year by paying “deficiency dividends” to our stockholders in a later year. We may include such deficiency dividends in our deduction for dividends paid for the earlier year. Although we may be able to avoid income tax on amounts distributed as deficiency dividends, we will be required to pay interest to the IRS based upon the amount of any deduction we take for deficiency dividends.
Recordkeeping Requirements
We must maintain certain records in order to qualify as a REIT. In addition, to avoid a monetary penalty, we must request, on an annual basis, information from certain of our stockholders designed to disclose the actual ownership of our outstanding shares, and we must maintain a list of those persons failing or refusing to comply with such request as part of our records. We intend to comply with these requirements.
Failure to Qualify
If we failed to qualify as a REIT in any taxable year and no relief provision applied, we would have the following consequences: (i) we would be subject to federal income tax at rates applicable to regular C corporations on our taxable income, determined without reduction for amounts distributed to stockholders; (ii) we would not be required to make any distributions to stockholders, and any distributions to stockholders would be taxable to them as dividend income to the extent of our current and accumulated earnings and profits; (iii) corporate stockholders could be eligible for a dividends-received deduction if certain conditions are satisfied; and (iv) unless we qualified for relief under specific statutory provisions, we would not be permitted to elect taxation as a REIT for the four taxable years following the year during which we ceased to qualify as a REIT.
If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if the failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described above in “— Gross Income Tests” and “— Asset Tests”.
Taxation of Taxable U.S. Stockholders
As used in this prospectus, the term “U.S. stockholder” means a holder of our common stock that for U.S. federal income tax purposes is:
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a citizen or resident of the United States;

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a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any of its states or the District of Columbia;

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an estate whose income is subject to U.S. federal income taxation regardless of its source; or

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any trust if (1) a court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

In addition, as used herein, the term U.S. stockholder does not include any entity that is subject to special treatment under the Code.
If a partnership, entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. If you are a partner in a partnership holding our common stock, you should consult your tax advisor regarding the consequences of the ownership and disposition of our common stock by the partnership.
As long as we qualify as a REIT, a taxable U.S. stockholder must generally take into account as ordinary income distributions made out of our current or accumulated earnings and profits that we do not designate as capital gain dividends or retained long-term capital gain.

A corporate U.S. stockholder will not qualify for the dividends received deduction generally available to corporations. In addition, dividends paid to a U.S. stockholder generally will not qualify for the preferential tax rate for “qualified dividend income.” The maximum tax rate for qualified dividend income received by U.S. stockholders taxed at individual rates is 20%. The maximum tax rate on qualified dividend income is lower than the maximum tax rate on ordinary income, which is currently 37%. Qualified dividend income generally includes dividends paid by domestic C corporations and certain qualified foreign corporations to U.S. stockholders that are taxed at individual rates. As long as we qualify as a REIT, our dividends generally will not be eligible for the 20% rate on qualified dividend income. As a result, our ordinary REIT dividends will be taxed at the higher tax rate applicable to ordinary income. However, non-corporate stockholders, including individuals, generally may deduct 20% of dividends from a REIT, other than capital gains dividends and dividends treated as qualified dividend income, for taxable years beginning after December 31, 2017 and before January 1, 2026, subject to certain limitations. Furthermore, the 20% tax rate for qualified dividend income will apply to our ordinary REIT dividends, if any, that are (1) attributable to dividends received by us from non REIT corporations, such as any TRS we may form, or (2) attributable to income upon which we have paid corporate income tax (e.g., to the extent that we distribute less than 100% of our taxable income). In general, to qualify for the reduced tax rate on qualified dividend income, a stockholder must hold our common stock for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which our common stock become ex-dividend. Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% net investment income tax on dividends received from us. U.S. stockholders are urged to consult their own tax advisors regarding the implications of the net investment income tax resulting from an investment in our shares.
A U.S. stockholder generally will take into account as long-term capital gain any distributions that we designate as capital gain dividends without regard to the period for which the U.S. stockholder has held our common stock. We generally will designate our capital gain dividends as either 20% or 25% rate distributions. See “— Taxation of Taxable U.S. Stockholders — Capital Gains and Losses” for additional information. A corporate U.S. stockholder, however, may be required to treat up to 20% of certain capital gain dividends as ordinary income.
The amount of dividends we designate as qualified dividends and capital gains dividends with respect to any taxable year may not exceed the dividends we pay with respect to such year.
We may elect to retain and pay income tax on the net long-term capital gain that we receive in a taxable year. In that case, to the extent that we designate such amount in a timely notice to such stockholder, a U.S. stockholder would be taxed on its proportionate share of our undistributed long-term capital gain. The U.S. stockholder would receive a credit for its proportionate share of the tax we paid. The U.S. stockholder would increase the basis in its shares by the amount of its proportionate share of our undistributed long-term capital gain, minus its share of the tax we paid. We currently do not intend to retain any capital gains.
A U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the distribution does not exceed the adjusted basis of the U.S. stockholder’s common stock. Instead, the distribution will reduce the U.S. stockholder’s adjusted basis in such shares. A U.S. stockholder will recognize a distribution in excess of both our current and accumulated earnings and profits and the U.S. stockholder’s adjusted basis in his or her shares as long-term capital gain, or short-term capital gain if the shares have been held for one year or less, assuming the shares are a capital asset in the hands of the U.S. stockholder. In addition, if we declare a distribution in October, November, or December of any year that is payable to a U.S. stockholder of record on a specified date in any such month, such distribution will be treated as both paid by us and received by the U.S. stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.
U.S. stockholders may not include in their individual income tax returns any of our net operating losses or capital losses. Instead, these losses are generally carried over by us for potential offset against our future income. Taxable distributions from us and gain from the disposition of our common stock will not be treated as passive activity income and, therefore, stockholders generally will not be able to apply any “passive activity losses,” such as losses from certain types of limited partnerships in which the U.S. stockholder is a limited partner, against such income or gain. In addition, taxable distributions from us and gain from the disposition of our common stock generally will be treated as investment income for purposes of the investment interest limitations. We will notify U.S. stockholders after the close of our taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital and capital gain.
Taxation of U.S. Stockholders on the Disposition of Common Stock
In general, a U.S. stockholder will realize gain or loss in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. stockholder’s adjusted tax basis. A stockholder’s adjusted tax basis generally will equal the U.S. stockholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. stockholder (discussed above) less tax deemed paid on such gains and reduced by any returns of capital. A U.S. stockholder generally must treat any gain or loss realized upon a taxable disposition of our common stock as long-term capital gain or loss if the U.S. stockholder has held our common stock for more than one year and otherwise as short-term capital gain or loss. However, a U.S. stockholder must treat any loss upon a sale or exchange of common stock held by such stockholder for six months or less as a long-term capital loss to the extent of capital gain dividends and any other actual or deemed distributions from us that such U.S. stockholder treats as long-term capital gain. All or a portion of any loss that a U.S. stockholder realizes upon a taxable disposition of our common stock may be disallowed if the U.S. stockholder purchases other shares of our common stock within 30 days before or after the disposition.
If a U.S. stockholder recognizes a loss upon a subsequent disposition of our capital stock in an amount that exceeds a prescribed threshold, it is possible that the provisions of certain Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult with your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our capital stock, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.
Medicare Tax on Unearned Income
A U.S. stockholder that is an individual is subject to a 3.8% tax on the lesser of (i) the U.S. stockholder’s “net investment income” for the relevant taxable year or (ii) the excess of the U.S. stockholder’s modified adjusted gross income for the taxable year over a certain threshold (currently between $125,000 and $250,000 depending on the individual’s circumstances). Estates and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes dividends on our capital stock and gain from the sale of our capital stock.
Redemption or Repurchase by Us
A redemption or repurchase of shares of our capital stock will be treated under Section 302 of the Code as a distribution (and taxable as a dividend to the extent of our current and accumulated earnings and profits) unless the redemption or repurchase satisfies one of the tests set forth in Section 302(b) of the Code and is therefore treated as a sale or exchange of the redeemed or repurchased shares. The redemption or repurchase generally will be treated as a sale or exchange if:
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is “substantially disproportionate” with respect to the U.S. stockholder;

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results in “complete” redemption of the U.S. stockholder’s stock interest in us; or

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is “not essentially equivalent to a dividend” with respect to the U.S. stockholder.

all within the meaning of Section 302(b) of the Code.
In determining whether any of these tests have been met, shares of our capital stock, including common stock and other equity interests in us considered to be owned by the U.S. stockholder by reason of certain constructive ownership rules set forth in the Code, as well as shares of our capital stock actually owned by the U.S. stockholder, generally must be taken into account. Because the determination as to whether any of the alternative tests of Section 302(b) will be satisfied with respect to the U.S. stockholder depends upon the facts and circumstances at the time that the determination must be made, U.S. stockholders are advised to consult their tax advisors to determine such tax treatment.
If a redemption or repurchase of shares of our capital stock is treated as a distribution, the amount of the distribution will be measured by the amount of cash and the fair market value of any property received. A U.S. stockholder’s adjusted tax basis in the redeemed or repurchased shares generally will be transferred to the holder’s remaining shares of our capital stock, if any. If a U.S. stockholder owns no other shares of our capital stock, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. Prospective investors should consult their tax advisors regarding the U.S. federal income tax consequences of a redemption or repurchase of our capital stock.
If a redemption or repurchase of the shares of our capital stock is not treated as a distribution, it will be treated as a taxable sale or exchange.
Capital Gains and Losses
A taxpayer generally must hold a capital asset for more than one year for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal individual income tax rate on ordinary income and short-term capital gains currently is 37%. The maximum tax rate on long-term capital gain applicable to taxpayers taxed at individual rates is 20% for sales and exchanges of assets held for more than one year. The maximum tax rate on long-term capital gain from the sale or exchange of “Section 1250 property,” or depreciable real property, is 25%, which applies to the lesser of the total amount of the gain or the accumulated depreciation on the Section 1250 property.
Individuals, trusts and estates whose income exceeds certain thresholds are also subject to an additional 3.8% net investment income tax on gain from the sale of shares of our common stock. U.S. stockholders are urged to consult their own tax advisors regarding the implications of the net investment income tax resulting from an investment in our shares.
With respect to distributions that we designate as capital gain dividends and any retained capital gain that we are deemed to distribute, we generally may designate whether such a distribution is long-term capital gain or “unrecaptured section 1250 gain”. Thus, the tax rate differential between capital gain and ordinary income for those taxpayers may be significant. In addition, the characterization of income as capital gain or ordinary income may affect the deductibility of losses. A non-corporate taxpayer may deduct capital losses not offset by capital gains against its ordinary income only up to a maximum annual amount of $3,000. A non-corporate taxpayer may carry forward unused capital losses indefinitely. A corporate taxpayer must pay tax on its net capital gain at ordinary corporate rates. A corporate taxpayer may deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.
Taxation of Tax-Exempt Stockholders
This section is a summary of rules governing the U.S. federal income taxation of U.S. stockholders that are tax-exempt entities and is for general information only. We urge tax-exempt stockholders to consult their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of our common stock, including any reporting requirements.
Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. However, they are subject to taxation on their unrelated business taxable income, or UBTI. Although many investments in real estate generate UBTI, the IRS has issued a ruling that dividend distributions from a REIT to an exempt employee pension trust do not constitute UBTI so long as the exempt employee pension trust does not otherwise use the shares of the REIT in an unrelated trade or business of the pension trust. Based on that ruling, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, if a tax-exempt stockholder were to finance (or be deemed to finance) its acquisition of our common stock with debt, a portion of the income that it receives from us would constitute UBTI pursuant to the “debt-financed property” rules. Moreover, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans that are exempt from taxation under special provisions of the U.S. federal income tax laws are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI. Finally, in certain circumstances, a qualified employee pension or profit sharing trust that owns more than 10% of our shares must treat a percentage of the dividends that it receives from us as UBTI. Such percentage is equal to the gross income we derive from an unrelated trade or business, determined as if we were a pension trust, divided by our total gross income for the year in which we pay the dividends. That rule applies to a pension trust holding more than 10% of our shares only if:
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the percentage of our dividends that the tax-exempt trust must treat as UBTI is at least 5%;

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we qualify as a REIT by reason of the modification of the rule requiring that no more than 50% of our shares be owned by five or fewer individuals that allows the beneficiaries of the pension trust to be treated as holding our shares in proportion to their actuarial interests in the pension trust; and

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either:

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one pension trust owns more than 25% of the value of our shares; or

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a group of pension trusts, each of which holds more than 10% of the value of our shares, collectively owns more than 50% of the value of our shares.

Taxation of Non-U.S. Stockholders
This section is a summary of the rules governing the U.S. federal income taxation of non-U.S. stockholders. The term “non-U.S. stockholder” means a holder of shares of our common stock that is not a U.S. stockholder, a partnership (or entity treated as a partnership for U.S. federal income tax purposes) or a tax-exempt stockholder. The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign stockholders are complex. We urge non-U.S. stockholders to consult their own tax advisors to determine the impact of U.S. federal, state, and local income tax laws on the purchase, ownership and disposition of shares of our common stock, including any reporting requirements.
Distributions
A non-U.S. stockholder that receives a distribution that is not attributable to gain from our sale or exchange of a “United States real property interest,” or USRPI, as defined below, and that we do not designate as a capital gain dividend or retained capital gain will recognize ordinary income to the extent that we pay such distribution out of our current or accumulated earnings and profits. A withholding tax equal to 30% of the gross amount of the distribution ordinarily will apply to such distribution unless an applicable tax treaty reduces or eliminates the tax. Under some treaties, lower withholding rates on dividends do not apply, or do not apply as favorably, to dividends from REITs.
However, if a distribution is treated as effectively connected with the non-U.S. stockholder’s conduct of a U.S. trade or business, the non-U.S. stockholder generally will be subject to U.S. federal income tax on the distribution at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such distribution, and a non-U.S. stockholder that is a corporation also may be subject to a 30% branch profits tax with respect to that distribution. The branch profits tax may be reduced by an applicable tax treaty. We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any such distribution paid to a non-U.S. stockholder unless either:
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a lower treaty rate applies and the non-U.S. stockholder provides us with an IRS Form W-8BEN or W-8BEN-E, as applicable, evidencing eligibility for that reduced rate;

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the non-U.S. stockholder provides us with an IRS Form W-8ECI claiming that the distribution is effectively connected with the conduct of a U.S. trade or business; or

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the distribution is treated as attributable to a sale of a USRPI under FIRPTA (discussed below).

A non-U.S. stockholder will not incur tax on a distribution in excess of our current and accumulated earnings and profits if the excess portion of such distribution does not exceed the adjusted basis of the non-U.S. stockholder in its shares of our common stock. Instead, the excess portion of such distribution will reduce the adjusted basis of the non-U.S. stockholder in such shares. A non-U.S. stockholder will be subject to tax on a distribution that exceeds both our current and accumulated earnings and profits and the adjusted basis of the non-U.S. stockholder in its shares of our common stock, if the non-U.S. stockholder otherwise would be subject to tax on gain from the sale or disposition of its shares of our common stock, as described below. Because we generally cannot determine at the time we make a distribution whether the distribution will exceed our current and accumulated earnings and profits, we normally will withhold tax on the entire amount of any distribution at the same rate as we would withhold on a dividend. However, a non-U.S. stockholder may claim a refund of amounts that we withhold if we later determine that a distribution in fact exceeded our current and accumulated earnings and profits.
Under FIRPTA (discussed below), we may be required to withhold 15% of any distribution that exceeds our current and accumulated earnings and profits. Consequently, although we intend to withhold at a rate of 30% (or such lower rate as may be provided under an applicable tax treaty) on the entire amount of any distribution, to the extent that we do not do so, we will withhold at a rate of 15% on any portion of a distribution not subject to withholding at a rate of 30%.
For any year in which we qualify as a REIT, a non-U.S. stockholder may incur tax on distributions that are attributable to gain from our sale or exchange of a USRPI under FIRPTA. A USRPI includes interests in real property located in the United States or the Virgin Islands and shares in corporations at least 50% by value of whose real property interests and assets used or held for use in a trade or business consist of USRPI. Under FIRPTA, a non-U.S. stockholder is taxed on distributions attributable to gain from sales of USRPIs as if such gain were effectively connected with a U.S. trade or business of the non-U.S. stockholder. A non-U.S. stockholder thus would be taxed on such a distribution at the normal capital gains rates applicable to U.S. stockholders, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of a nonresident alien individual. A non-U.S. corporate stockholder not entitled to treaty relief or exemption also may be subject to the 30% branch profits tax on such a distribution. Unless you are a stockholder that owns not more than 10% of our capital stock, or are a “qualified shareholder” or a “qualified foreign pension fund” (both as defined below), we must withhold 21% of any distribution that we could designate as a capital gain dividend. A non-U.S. stockholder may receive a credit against its tax liability for the amount we withhold.
In addition, distributions to certain non-U.S. publicly traded stockholders that meet certain record-keeping and other requirements (“qualified shareholders”) are exempt from FIRPTA, except to the extent owners of such qualified shareholders that are not also qualified stockholders own, actually or constructively, more than 10% of our capital stock. Furthermore, distributions to “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
Although not free from doubt, amounts we designate as retained capital gains in respect of the common stock held by U.S. stockholders generally should be treated with respect to non-U.S. stockholders in the same manner as actual distributions by us of capital gain dividends. Under this approach, a non-U.S. stockholder would be able to offset as a credit against its U.S. federal income tax liability resulting from its proportionate share of the tax paid by us on such retained capital gains, and to receive from the IRS a refund to the extent the non-U.S. stockholder’s proportionate share of such tax paid by us exceeds its actual U.S. federal income tax liability, provided that the non-U.S. stockholder furnishes required information to the IRS on a timely basis. We currently do not intend to retain any capital gains.
Dispositions
A non-U.S. stockholder generally will not incur tax under FIRPTA with respect to gain on a sale of shares of common stock as long as, at all times during a specified testing period, non-United States persons hold, directly or indirectly, less than 50% in value of our outstanding stock. We cannot assure you that this test will be met. Even if we meet this test, pursuant to “wash sale” rules under FIRPTA, a non-U.S. stockholder may incur tax under FIRPTA to the extent such stockholder disposes of our common stock within a certain period prior to a capital gain distribution and directly or indirectly (including through certain affiliates) reacquires our common stock within certain prescribed periods. In addition, even if we do not meet the “domestically controlled” test, a non-U.S. stockholder that owned, actually or constructively, 10% or less of the outstanding common stock at all times during a specified testing period will not incur tax under FIRPTA on gain from a sale of common stock if the stock is “regularly traded” on an established securities market. An actual or deemed disposition of our capital stock by such stockholders may also be treated as a dividend. Furthermore, dispositions of our capital stock by “qualified foreign pension funds” or entities all of the interests of which are held by “qualified foreign pension funds” are exempt from FIRPTA. Any gain subject to tax under FIRPTA will be treated in the same manner as it would be in the hands of U.S. stockholders subject to alternative minimum tax, but under a special alternative minimum tax in the case of nonresident alien individuals. Non-U.S. holders should consult their tax advisors regarding the application of these rules.
A non-U.S. stockholder generally will incur tax on gain from the sale of common stock not subject to FIRPTA if:
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the gain is effectively connected with the conduct of the non-U.S. stockholder’s U.S. trade or business, in which case the non-U.S. stockholder will be subject to the same treatment as U.S. stockholders with respect to the gain; or

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the non-U.S. stockholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year, in which case the non-U.S. stockholder will incur a 30% tax on capital gains.

Taxation of Holders of Debt Securities
The following is a summary of certain U.S. federal income tax considerations relating to the ownership and disposition of debt securities that we may offer for “U.S. Holders” or “Non-U.S. Holders” (each, as defined below and collectively, “Holders”). Except where noted, this summary deals only with debt securities held as capital assets (within the meaning of Section 1221 of the Code), by a Holder who purchases the debt securities for cash at their original “issue price” within the meaning of Section 1273 of the Code (generally, the first price at which a substantial amount of the debt securities are sold to the public). This discussion does not address the tax consequences to subsequent purchasers of debt securities.
This discussion does not describe all of the U.S. federal income tax considerations that may be relevant to a Holder in light of its particular circumstances or to Holders subject to special rules, including, without limitation, dealers in securities or currencies, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, former citizens or residents of the United States, pass-through entities (e.g., S corporations, partnerships or other entities taxable as partnerships for U.S. federal income tax purposes), “controlled foreign corporations,” “passive foreign investment companies,” U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, and persons that hold the debt securities in connection with a straddle, hedging, conversion or other risk reduction transaction. Additionally, this summary does not deal with a Holder who holds a debt security with amortizable bond premium (which generally arises if the Holder’s tax basis in the debt security exceeds its stated redemption price at maturity, as defined below), who has made an election under Treasury Regulations Section 1.1272-3(a) to accrue interest on the debt security using the constant yield method, or who is required to accelerate any item of gross income as a result of such income being recognized on an “applicable financial statement” within the meaning of Section 451(b) of the Code. Furthermore, this summary does not consider the effect of the U.S. federal estate or gift tax laws, state, local, or foreign income tax laws, or any U.S. federal alternative minimum tax considerations.
The U.S. federal income tax considerations set forth below are based upon the Code, Treasury regulations promulgated thereunder, court decisions, and rulings and pronouncements of the IRS all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis, and to differing interpretations, so as to result in U.S. federal income tax considerations different from those summarized below. We have not sought any ruling from the IRS with respect to statements made and conclusions reached in this summary, and there can be no assurance that the IRS will agree with such statements and conclusions.
As used herein, the term “U.S. Holder” means a beneficial owner of a debt security that is for U.S. federal income tax purposes:

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an individual who is a citizen or resident of the United States;

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a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust, if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

As used herein, the term “Non-U.S. Holder” means a beneficial owner of a debt security that is a non-resident alien or a foreign corporation for U.S. federal income tax purposes.
If a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of a debt security, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. A partnership considering an investment in the debt securities and partners in such a partnership are urged to consult their tax advisors about the U.S. federal income tax consequences of the purchase, ownership and disposition of the debt securities.
Investors considering the purchase of the debt securities are urged to consult their own tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.
U.S. Holders
The following discussion is a summary of certain U.S. federal income tax considerations generally applicable to a U.S. Holder.
Effect of contingent interest
We may issue debt securities on which we may be required to pay additional interest in certain circumstances. If we cannot determine that the contingencies triggering such additional interest payments are remote or incidental, a U.S. Holder of such debt securities generally would be required to accrue ordinary income on such debt securities in excess of stated interest, and to treat any income realized on the taxable disposition of such debt securities as ordinary income rather than capital gain. The remainder of this discussion assumes that the debt securities are not treated as “contingent payment debt instruments” within the meaning of the Code.
Stated interest and original issue discount
Qualified stated interest on a note (as defined below) generally will be included in the income of a U.S. Holder as ordinary income from domestic sources at the time such interest is received or accrued in accordance with the U.S. Holder’s method of accounting for tax purposes.
If the issue price of the debt securities is less than their stated redemption price at maturity, then the debt securities will be treated as being issued with original issue discount (“OID”) for U.S. federal income tax purposes unless the difference between their issue price and their stated redemption price at maturity is less than a statutory de minimis amount.
The amount of OID on the debt securities will be de minimis if it is less than 0.0025 multiplied by the product of their stated redemption price at maturity and the number of complete years to maturity. Generally, the “issue price” of a debt security is the first price at which a substantial amount of the debt securities is sold to purchasers other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. The “stated redemption price at maturity” of a debt security is the total of all payments to be made under the debt security other than “qualified stated interest” (generally, stated interest that is unconditionally payable in cash or property at least annually at a single fixed rate or at certain floating rates that properly take into account the length of the interval between stated interest payments); and, generally, is expected to equal the principal amount of the debt security.
If the difference between the issue price and the stated redemption price at maturity of the debt securities is more than the statutory de minimis amount, the debt securities will be treated as having been issued with OID. The amount of OID on the debt securities, which is equal to such difference, must be included in income as ordinary interest as it accrues (generally using a constant yield method), regardless of such U.S. Holder’s regular method of tax accounting. This may result in recognition of income in advance of receipt of the cash payments attributable to such income.
U.S. Holders purchasing debt securities with OID should consult their tax advisors regarding computation of OID accruals.
Sale, redemption, exchange or other taxable disposition of debt securities by a U.S. Holder
Upon the sale, exchange, redemption, repurchase, retirement or other disposition of a debt security, a U.S. Holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash proceeds and the fair market value of any property received on the disposition (except to the extent such amount is attributable to accrued but unpaid stated interest, which is taxable as ordinary income if not previously included in such Holder’s income) and (ii) such U.S. Holder’s adjusted tax basis in the debt security.
A U.S. Holder’s adjusted tax basis in a debt security generally will equal the cost of the debt security to such Holder increased by the amount of OID (if any) previously included in income by such Holder and decreased by the amount of any prior payments other than qualified stated interest payments.
Capital gain or loss recognized upon the disposition of a debt security will be a long-term capital gain or loss if the debt security was held for more than one year. The maximum tax rate on long-term capital gains to non-corporate U.S. Holders is currently 20%. The deductibility of capital losses is subject to limitations.
Medicare Tax
U.S. Holders that are individuals are currently subject to a 3.8% tax on the lesser of (1) the U.S. Holder’s “Net investment income” for the relevant taxable year and (2) the excess of the U.S. Holder’s modified adjusted gross income for the taxable year over a certain threshold (which currently is between $125,000 and $250,000, depending on the individual’s circumstances). Estate and trusts that do not fall into a special class of trusts that is exempt from such tax are subject to the same 3.8% tax on the lesser of their undistributed net investment income and the excess of their adjusted gross income over a certain threshold. Net investment income generally includes interest on our debt securities and gains from the sale of our debt securities. U.S Holders that are individuals, estates, and trusts are urged to consult their tax advisors regarding the applicability of this tax to their gross income and gains in respect of their investment in our debt securities.
Non-U.S. Holders
The rules governing the U.S. federal income taxation of a Non-U.S. Holder are complex and no attempt will be made herein to provide more than a general summary of such rules. Non-U.S. Holders should consult their tax advisors to determine the effect of U.S. federal, state, local and foreign tax laws, as well as tax treaties, with regard to an investment in our debt securities.
Interest
A Non-U.S. Holder holding our debt securities on its own behalf generally will be exempt from U.S. federal income and withholding taxes on payments of interest on a debt security (which for purposes of this discussion of Non-U.S. Holders includes any original issue discount on a note) that is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder unless (i) such Non-U.S. Holder is a direct or indirect 10% or greater partner (as defined in Section 871(h)(3) of the Code) in us or the Operating Partnership, (ii) such Non-U.S. Holder is a controlled foreign corporation related to us or the Operating Partnership, directly or indirectly, (iii) such Non-U.S. Holder is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business, or (iv) withholding is required under FATCA (discussed below).
In order for a Non-U.S. Holder to qualify for this exemption from taxation and withholding on interest, the “withholding agent” (generally, the last U.S. payor or a non-U.S. payor who is a qualified intermediary or withholding foreign partnership) must have received a statement (generally made on the relevant IRS Form W-8BEN or IRS Form W-8BEN-E) from the Non-U.S. Holder that: (i) is signed under penalties of perjury by the beneficial owner of the debt security, (ii) certifies that such owner is a Non-U.S. Holder and (iii) provides the beneficial owner’s name and address.
To the extent that interest income with respect to our debt securities is not exempt from U.S. federal withholding tax as described above, a Non-U.S. Holder will be subject to U.S. federal income tax currently imposed at a 30% rate unless (1) such tax is eliminated or reduced under an applicable income tax treaty and the Non-U.S. Holder complies with the applicable certification requirement (generally, by providing a properly completed IRS Form W-8BEN or IRS Form W-8BEN-E) or (2) such interest income is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or fixed base within the United States) and the Non-U.S. Holder establishes that such interest is not subject to withholding (generally, by providing an IRS Form W-8ECI).
Sale, redemption, exchange or other taxable disposition of debt securities by a Non-U.S. Holder
Any gain realized on the sale, redemption, exchange, retirement, repurchase, or other taxable disposition of our debt securities by a Non-U.S. Holder (except to the extent such amount is attributable to accrued interest, which would be taxable as described above) will generally be exempt from U.S. federal income and withholding taxes so long as: (i) the gain is not effectively connected with the conduct of a trade or business in the United States by the Non-U.S. Holder (and, if an applicable income tax treaty so provides, is not attributable to a U.S. permanent establishment or fixed base within the United States) and (ii) in the case of a foreign individual, the Non-U.S. Holder is not present in the United States for 183 days or more in the taxable year in which the gain is realized and certain other requirements are met.
Effectively Connected Income
A Non-U.S. Holder whose gain or interest income with respect to our debt securities is effectively connected with the conduct of a trade or business in the United States by such Non-U.S. Holder (and, if an applicable income tax treaty so provides, is attributable to a U.S. permanent establishment or fixed base within the United States) will generally be subject to U.S. federal income tax on the gain or interest income at regular U.S. federal income tax rates on a net basis, as if the non-U.S. Holder were a U.S. person. In addition, if the Non-U.S. Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “dividend equivalent amount” within the meaning of the Code for the taxable year, subject to adjustment, unless it qualifies for a lower rate or an exemption under an applicable tax treaty. The withholding tax discussed above will not apply to effectively connected income, provided the non-U.S. Holder furnishes an IRS Form W-8ECI or the relevant IRS Form W-8BEN or W-8BEN-E, as applicable.
Information Reporting Requirements and Withholding
We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a rate of 24% with respect to distributions unless the stockholder:
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is a corporation or qualifies for certain other exempt categories and, when required, demonstrates this fact; or

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provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A stockholder who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Any amount paid as backup withholding will be creditable against the stockholder’s U.S. federal income tax liability. In addition, we may be required to withhold a portion of capital gain distributions to any stockholders who fail to certify their non-foreign status to us.
Backup withholding will generally not apply to payments of dividends made by us or our paying agents, in their capacities as such, to a non-U.S. stockholder provided that the non-U.S. stockholder furnishes to us or our paying agent the required certification as to its non-U.S. status, such as providing a valid IRS Form W-8BEN or W-8BEN-E, as applicable, or W-8ECI, or certain other requirements are met. Notwithstanding the foregoing, backup withholding may apply if either we or our paying agent has actual knowledge, or reason to know, that the holder is a U.S. person that is not an exempt recipient. Payments of the proceeds from a disposition or a redemption of our stock effected outside the U.S. by a non-U.S. stockholder made by or through a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, information reporting (but not backup withholding) generally will apply to such a payment if the broker has certain connections with the U.S. unless the broker has documentary evidence in its records that the beneficial owner is a non-U.S. stockholder and specified conditions are met or an exemption is otherwise established. Payment of the proceeds from a disposition by a non-U.S. stockholder of common stock made by or through the U.S. office of a broker is generally subject to information reporting and backup withholding unless the non-U.S. stockholder certifies under penalties of perjury that it is not a U.S. person and satisfies certain other requirements, or otherwise establishes an exemption from information reporting and backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the stockholder’s U.S. federal income tax liability if certain required information is furnished to the IRS. Stockholders should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.
Tax Aspects of Our Investments in Partnerships
The following discussion summarizes certain U.S. federal income tax considerations applicable to our direct or indirect investments in our Operating Partnership and any subsidiary partnerships or limited liability companies that we form or acquire (each individually a “Partnership” and, collectively, the “Partnerships”). The discussion does not cover state or local tax laws or any U.S. federal tax laws other than income tax laws.
Classification as Disregarded Entities
An unincorporated entity with one owner will be classified as an entity disregarded from such owner for U.S. federal income tax purposes if it does not elect to be taxed as a corporation for U.S. federal income tax purposes and otherwise is treated as a disregarded entity under the Treasury Regulations relating to entity classification, or “check-the-box” regulations. For U.S. federal income tax purposes, the assets, income and loss of an entity disregarded from its owner are treated as the direct assets, income and loss of the owner. Initially, and until the admission of additional partners, if any, we expect our Operating Partnership to be classified as an entity disregarded from us for U.S. federal income tax purposes.
Classification as Partnerships
An unincorporated entity with at least two owners will be classified as a partnership, rather than as a corporation, for U.S. federal income tax purposes if it:
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does not elect to be taxed as a corporation for U.S. federal income tax purposes and otherwise is treated as a partnership under the check-the-box regulations; and

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is not a “publicly-traded partnership” taxable as a corporation for U.S. federal income tax purposes.

We do not intend to make an election to treat any Partnership as a corporation for U.S. federal income tax purposes.
In addition, we intend to structure our investments in any Partnership to avoid the treatment of such Partnership as a publicly traded partnership taxable as a corporation. A publicly-traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations provide limited safe harbors from the definition of a publicly-traded partnership. Pursuant to one of those safe harbors, or the private placement exclusion, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction or transactions that were not required to be registered under the Securities Act, and (2) the partnership does not have more than 100 partners at any time during the partnership’s taxable year. In determining the number of partners in a partnership, a person owning an interest in a partnership, grantor trust, or S corporation that owns an interest in the partnership is treated as a partner in such partnership only if (1) substantially all of the value of the owner’s interest in the entity is attributable to the entity’s direct or indirect interest in the partnership and (2) a principal purpose of the use of the entity is to permit the partnership to satisfy the 100-partner limitation. A publicly-traded partnership will not, however, be treated as a corporation for any taxable year if 90% or more of the partnership’s gross income for such year consists of certain passive income, including real property rents, gains from the sale or other disposition of real property, interest, and dividends, or the 90% passive income exception. We intend that each Partnership in which we own an interest either will qualify for the private placement exception or will qualify for the 90% passive income exception.
Although we intend that each Partnership will be classified either as a disregarded entity (in the case of a Partnership with one owner) or as a partnership for U.S. federal income tax purposes, we have not requested, and do not intend to request, a ruling from the IRS that any Partnership will be classified as either a partnership or disregarded entity for U.S. federal income tax purposes. If any material Partnership were taxable as a corporation, rather than as a partnership or a disregarded entity, for U.S. federal income tax purposes, we likely would not be able to qualify as a REIT. See — Gross Income Tests” and — Asset Tests.” In addition, any change in a Partnership’s status for tax purposes might be treated as a taxable event, in which case we might incur tax liability without any related cash distribution. See “— Distribution Requirements.” Further, items of income and deduction of such Partnership would not pass through to its partners, and its partners would be treated as stockholders for U.S. federal income tax purposes. Consequently, such Partnership would be required to pay income tax at corporate rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Partnership’s taxable income.
Partners, Not the Partnerships, Subject to Tax
A partnership is not a taxable entity for U.S. federal income tax purposes, except as described below in “— Partnership Audits.” Rather, we are required to take into account our allocable share of each Partnership’s income, gains, losses, deductions, and credits for any taxable year of such Partnership ending within or with our taxable year, without regard to whether we have received or will receive any distribution from such Partnership.
Partnership Allocations
Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes if they do not comply with the provisions of the U.S. federal income tax laws governing partnership allocations. If an allocation is not recognized for U.S. federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners’ interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Partnership’s allocations of taxable income, gain, and loss are intended to comply with the requirements of the U.S. federal income tax laws governing partnership allocations.
Tax Allocations with Respect to Contributed Properties
Income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated in a manner such that the contributing partner is charged with, or benefits from, respectively, the unrealized gain or unrealized loss associated with the property at the time of the contribution, or the 704(c) Allocations. The amount of the unrealized gain or unrealized loss (“built-in gain” or “built-in loss”) is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution (a “book-tax difference”). Any property purchased for cash initially will have an adjusted tax basis equal to its fair market value, resulting in no book-tax difference. A book-tax difference attributable to depreciable property generally is decreased on an annual basis as a result of depreciation deductions to the contributing partner for book purposes but not for tax purposes. The 704(c) Allocations are solely for federal income tax purposes and do not affect the book capital accounts or other economic or legal arrangements among the partners.
The Treasury Department has issued regulations requiring partnerships to use a “reasonable method” for allocating items with respect to which there is a book-tax difference and outlining several reasonable allocation methods. Under certain available methods, the carryover basis of contributed properties in the hands of a partnership we own an interest in (1) could cause us to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to us if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (2) in the event of a sale of such properties, could cause us to be allocated taxable gain in excess of the economic or book gain allocated to us as a result of such sale, with a corresponding benefit to the contributing partners. An allocation described in (2) above might cause us to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which may adversely affect our ability to comply with the REIT distribution requirements and may result in a greater portion of our distributions being taxed as dividends. We do not know what method a partnership we own an interest in will use to account for book-tax differences.
Basis in Partnership Interest
Our adjusted tax basis in any Partnership interest we own generally will be:
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the amount of cash and the basis of any other property we contribute to the Partnership;

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increased by our allocable share of the Partnership’s income (including tax-exempt income) and our allocable share of indebtedness of the partnership; and

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reduced, but not below zero, by our allocable share of the Partnership’s loss, the amount of cash and the basis of property distributed to us, and constructive distributions resulting from a reduction in our share of indebtedness of the Partnership.

Loss allocated to us in excess of our basis in a Partnership interest will not be taken into account until we again have basis sufficient to absorb the loss. A reduction of our share of Partnership indebtedness will be treated as a constructive cash distribution to us, and will reduce our adjusted tax basis in the partnership interest. Distributions, including constructive distributions, in excess of the basis of our Partnership interest will constitute taxable income to us. Such distributions and constructive distributions normally will be characterized as long-term capital gain.
Partnership Audits
In the event of a federal income tax audit the Partnership, rather than the Partnership’s partners, could be liable for the payment of certain taxes, including interest and penalties, or the partners could be liable for the tax but required to pay interest at a higher rate than would otherwise apply to underpayments. Furthermore, the “partnership representative” of the partnership will have exclusive authority to bind all partners to any federal income tax proceeding.
Depreciation Deductions Available to Partnerships
The initial tax basis of property is the amount of cash and the basis of property given as consideration for the property. A Partnership in which we are a partner generally will depreciate property for U.S. federal income tax purposes under the modified accelerated cost recovery system of depreciation, or MACRS. Under MACRS, each partnership generally will depreciate furnishings over a seven year recovery period and equipment over a five year recovery period using a 200% declining balance method and a half-year convention. If, however, the partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. Under MACRS, the partnership generally will depreciate buildings and improvements over a 39 year recovery period using a straight line method and a mid-month convention. A partnership’s initial basis in properties acquired in exchange for units of a partnership should be the same as the transferor’s basis in such properties on the date of acquisition by the partnership. Although the law is not entirely clear, a partnership generally will depreciate such property for U.S. federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. A Partnership’s tax depreciation deductions will be allocated among the partners in accordance with their respective interests in the partnership, except to the extent that any Partnership is required under the U.S. federal income tax laws governing partnership allocations to use a method for allocating tax depreciation deductions attributable to contributed or revalued properties that results in our receiving a disproportionate share of such deductions.
Sale of a Partnership’s Property
Generally, any gain realized by a Partnership on the sale of property held by the Partnership for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Under Section 704(c) of the Code, any gain or loss recognized by a Partnership on the disposition of contributed or revalued properties will be allocated first to the partners of the Partnership who contributed such properties or who were partners at the time of such revaluation to the extent of their built-in gain or built-in loss on those properties for federal income tax purposes. The partners’ built-in gain or built-in loss on such contributed properties will equal the difference between the partners’ proportionate share of the book value of those properties and the partners’ tax basis allocable to those properties at the time of the contribution as reduced for any decrease in the “book-tax difference.” See “— Tax Aspects of Our Investments in Partnerships — Tax Allocations With Respect to Contributed Properties.” Any remaining gain or loss recognized by the Partnership on the disposition of the contributed properties, and any gain or loss recognized by the Partnership on the disposition of the other properties, will be allocated among the partners in accordance with the Partnership’s allocation provisions (subject to the restrictions described above).
Our share of any gain realized by a Partnership on the sale of any property held by the Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Partnership’s trade or business will be treated as income from a prohibited transaction that is subject to a 100% tax. Such prohibited transaction income may have an adverse effect upon our ability to satisfy the income tests for REIT status. See “— Gross Income Tests” for additional information. We do not presently intend to acquire or hold or to allow any Partnership to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of our or such Partnership’s trade or business.
Other Tax Consequences
Legislative or Other Actions Affecting REITs
The present U.S. federal income tax treatment of REITs may be modified, possibly with retroactive effect, by legislative, judicial or administrative action at any time. The REIT rules are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department which may result in statutory changes as well as revisions to regulations and interpretations. Additionally, several of the tax considerations described in this prospectus are currently under review and are subject to change. Prospective stockholders are urged to consult with their own tax advisors regarding the effect of potential changes to the federal tax laws on an investment in our common stock.
State and Local Taxes
We and/or our stockholders may be subject to taxation by various states and localities, including those in which we or a stockholder transacts business, owns property or resides. The state and local tax treatment may differ from the U.S. federal income tax treatment described above. Consequently, you should consult your own tax advisor regarding the effect of state and local tax laws on an investment in our common stock.

Foreign Account Tax Compliance Act
Under the Foreign Account Tax Compliance Act, or FATCA, withholding is required at a rate of 30 percent on dividends in respect of our common stock held by certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to shares in the institution held by certain United States persons and by certain non-US entities that are wholly or partially owned by United States persons and to withhold certain amounts paid to certain account holders and financial institutions. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock held by an investor that is a non-financial non-US entity will be subject to withholding at a rate of 30 percent, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the Secretary of the Treasury. Non-United States stockholders are encouraged to consult with their tax advisors regarding the possible implications of the legislation on their investment in our common stock.

PLAN OF DISTRIBUTION
We may offer and sell the securities that may be offered pursuant to this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. We will set forth in the applicable prospectus supplement a description of the specific plan of distribution of the securities that may be offered pursuant to this prospectus.

LEGAL MATTERS
The validity of the securities offered by means of this prospectus and certain U.S. federal income tax matters have been passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.
EXPERTS
The consolidated financial statements and schedules of Community Healthcare Trust Incorporated as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information requirements of the Exchange Act and, in accordance therewith, file annual, quarterly and special reports, proxy statements and other information with the SEC. These documents may be accessed through the SEC’s electronic data gathering, analysis and retrieval system, or EDGAR, via electronic means, including the SEC’s home page on the Internet (www.sec.gov).
We have the authority to designate and issue more than one class or series of shares capital stock having various preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption. See “Description of Common Stock” and “Description of Preferred Stock”. We will furnish a full statement of the relative rights and preferences of each class or series of our shares of capital stock which has been so designated and any restrictions on the ownership or transfer of our shares of capital stock to any stockholder upon request and without charge. Written requests for such copies should be directed to Investor Relations, Community Healthcare Trust Incorporated, 3326 Aspen Grove Drive, Suite 150, Franklin, TN 37067, or by telephone request to (615) 771-3052. Our website is located at www.chct.reit. Information contained on our website is not incorporated by reference into this prospectus and, therefore, is not part of this prospectus or any accompanying prospectus supplement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of the securities:
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Our Annual Report on Form 10-K for the year ended December 31, 2024; and

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The description of our common stock contained in our registration statement on Form 8-A filed with the SEC on May 19, 2015, including any amendments and reports filed for the purpose of updating such description.

In addition, any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference, except as to any portion of any future report or document that is not deemed filed under such provisions.
Upon written or oral request, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing or telephoning us at the following address:
Investor Relations
Community Healthcare Trust Incorporated
3326 Aspen Grove Drive, Suite 150
Franklin, TN 37067
Telephone: (615) 771-3052
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.
THE INFORMATION CONTAINED ON, OR ACCESSIBLE THROUGH, OUR WEBSITE IS NOT INCORPORATED INTO AND DOES NOT CONSTITUTE A PART OF THIS PROSPECTUS.

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where such offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED FEBRUARY 19, 2025
PROSPECTUS SUPPLEMENT
(To Prospectus dated          , 2025)
Up to $300,000,000
Common Stock

We have entered into a Third Amended and Restated Sales Agency Agreement (the “Sales Agreement”), dated as of February 18, 2025, with Piper Sandler & Co., Piper Sandler Financial Products II Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Huntington Securities, Inc., Janney Montgomery Scott LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Truist Bank and Truist Securities, Inc., in their capacity as Sales Agents, Forward Purchasers and/or as Forward Sellers, relating to the shares of our common stock, par value $0.01 per share, offered by this prospectus supplement. We refer to these entities, when acting in their capacity as sales agents for us, individually as a “Sales Agent” and collectively as “Sales Agents,” when acting in their capacity as sales agents for Forward Purchasers, individually as a “Forward Seller” and collectively as “Forward Sellers” and when acting in their capacity as forward purchasers pursuant to any forward sale agreements, individually as a “Forward Purchaser” and collectively as “Forward Purchasers.”
The Sales Agreement provides that, in addition to the issuance and sale of the common stock of by us to or through the Sales Agents, we may enter into one or more forward sale agreements with the Forward Purchasers. In connection with any forward sale agreement, the relevant Forward Purchaser will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through the applicable Forward Seller, sell a number of shares of common stock equal to the number of shares of common stock underlying the particular forward sale agreement. In no event will the aggregate number of shares of common stock sold through the Sales Agents or Forward Sellers (or directly to the Sales Agents, acting as principals, under the Sales Agreement or under any terms agreement (as described below)) have an aggregate gross sales price in excess of $300,000,000.
Sales of shares of common stock, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to a Sales Agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the New York Stock Exchange (the “NYSE”), the existing trading market for our shares of common stock, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
No Sales Agent, acting as our sales agent, or Forward Seller, acting as agent for the applicable Forward Purchaser, is required to sell any specific number or dollar amount of common stock, but each has agreed to use its commercially reasonable efforts, as our sales agent or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the Sales Agreement, to sell the shares of common stock offered as instructed by us. The common stock offered and sold through the Sales Agents, as our sales agents, or the Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent or Forward Seller on any given day.
Each Sales Agent will be entitled to compensation not to exceed 2.0% of the gross sales price of all shares of common stock sold through it as sales agent under the Sales Agreement. In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller.

Under the terms of the Sales Agreement, we may also sell shares of common stock to any of the Sales Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares directly to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent and will describe the terms of the offering of those shares in a separate prospectus supplement.
The net proceeds we receive from the sale of our shares of common stock in this offering will be the gross proceeds received from such sales less the commissions and any other costs we may incur in issuing and/or selling the shares of common stock; provided, however, that we will not receive any proceeds from the sale of shares of common stock by any Forward Seller. We currently expect to fully physically settle each forward sale agreement, if any, with the relevant Forward Purchaser on one or more dates specified by us on or prior to the maturity date of such forward sale agreement, in which case we expect to receive aggregate net cash proceeds at settlement equal to the number of shares specified in such forward sale agreement multiplied by the relevant forward price per share. However, subject to certain exceptions, we may also elect, in our sole discretion, to cash settle or net share settle all or any portion of our obligations under any forward sale agreement, in which case we may not receive any proceeds (in the case of cash settlement) or will not receive any proceeds (in the case of net share settlement), and we may owe cash (in the case of cash settlement) or our shares of common stock (in the case of net share settlement) to the relevant Forward Purchaser. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for further information.
Our common stock is listed on the NYSE under the symbol “CHCT.” On February 18, 2025, the last reported sale price for our common stock as reported on the NYSE was $19.80 per share.
We are organized and conduct our operations to maintain our qualifications as a real estate investment trust (“REIT”) for U.S. federal income tax purposes. To assist us in maintaining our qualification as a REIT, among other purposes, our charter generally limits any person from beneficially or constructively owning more than 9.8% in value or number, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. See “Description of Common Stock — Restrictions on Ownership and Transfer” beginning on page 8 in the accompanying prospectus.
Investing in our common stock involves risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors described under the heading “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, as well as additional risks that may be described in future reports or information that we file with the Securities and Exchange Commission (the “SEC”), including our Quarterly Reports on Form 10-Q, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate, truthful or complete. Any representation to the contrary is a criminal offense.
Piper Sandler	Evercore ISI	Huntington Capital Markets	KeyBanc Capital Markets	Regions Securities LLC	Truist Securities
Fifth Third Securities	Janney Montgomery Scott
The date of this prospectus supplement is           , 2025.

PROSPECTUS SUPPLEMENT
In this prospectus supplement and the accompanying prospectus, unless we state otherwise or the context otherwise requires, all references to “CHCT,” “we,” “our,” “us” or “our company” refer to Community Healthcare Trust Incorporated, a Maryland corporation, and our consolidated subsidiaries.
In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus and in any free writing prospectus with respect to this offering filed by us with the SEC. None of us, the Sales Agents, the Forward Sellers or the Forward Purchasers have authorized any other person to provide you with different or additional information, or take any responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus with respect to the offering filed by us with the SEC and the documents incorporated by reference herein and therein is accurate only as of their respective dates. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. Our business, financial condition, liquidity, results of operations and prospects may have changed since those dates.
None of us, the Sales Agents, the Forward Sellers or the Forward Purchasers are offering to sell or seeking offers to buy shares of our common stock in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law.

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering, regarding securities that we may offer from time to time. This prospectus supplement does not contain all of the information that may be important to you. You should read both this prospectus supplement and the accompanying prospectus before making a decision to invest in our common stock.
To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or the documents incorporated by reference herein or therein, on the other hand, the information in this prospectus supplement supersedes such information.
You should also read and consider the additional information and documents incorporated by reference into this prospectus supplement and the accompanying prospectus, as described under the caption “Incorporation by Reference” beginning on page S-21 of this prospectus supplement and “Where You Can Find More Information” on page 68 in the accompanying prospectus.

IMPORTANT CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference in this prospectus supplement and the accompanying prospectus, including our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Form 10-K”), contain or incorporate statements that we believe are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements relate to our financial condition, liquidity, results of operations, earnings outlook and prospects. You can find many of these statements by looking for words such as “may,” “would,” “could,” “should,” “will,” “expect,” “anticipate,” “predict,” “project,” “potential,” “continue,” “contemplate,” “seek,” “assume,” “believe,” “intend,” “plan,” “forecast,” “goal,” “estimate” or other similar expressions which identify these forward-looking statements.
These forward-looking statements are not historical facts and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, you are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Although we believe that the current expectations reflected in such forward-looking statements are reasonable as of the date made, such expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, we also disclaim any obligation to update our view of any such risks or uncertainties or to announce publicly any revisions to the forward-looking statements made or incorporated by reference in this prospectus supplement or the accompanying prospectus. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, among others, those risks set forth in the “Risk Factors” section of this prospectus supplement and the risk factors set forth in our 2024 Form 10-K, which are incorporated by reference in this prospectus supplement and the accompanying prospectus, and the following:
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effects on global and national markets as well as businesses resulting from increased inflation, rising interest rates, supply chain disruptions, labor conditions, the conflict between Russia and Ukraine, and/ or the conflict in the Middle East;

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defaults on or non-renewal of leases by our tenants;

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adverse economic or real estate developments, either nationally or in the markets in which our properties are located;

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decreased rental rates or increased vacancy rates;

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difficulties in identifying healthcare properties to acquire and completing acquisitions;

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our ability to make distributions on our common stock;

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our dependence upon key personnel whose continued service is not guaranteed;

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our ability to identify, hire and retain highly qualified personnel in the future;

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the degree and nature of our competition;

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general economic conditions;

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the availability, terms and deployment of debt and equity capital;

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general volatility of the market price of our common stock;

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changes in our business or strategy;

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changes in governmental regulations, tax rates and similar matters;

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new laws or regulations or changes in existing laws and regulations that may adversely affect the healthcare industry;

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trends or developments in the healthcare industry that may adversely affect our tenants;

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competition for acquisition opportunities;

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our failure to successfully develop, integrate and operate acquired properties and operations;

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our ability to operate as a public company;

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changes in accounting principles generally accepted in the United States of America (“GAAP”);

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our failure to generate sufficient cash flows to service our outstanding indebtedness;

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fluctuations in interest rates and increased operating costs;

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our increased vulnerability economically due to the concentration of our investments in healthcare properties;

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the bankruptcy, insolvency or weakened financial position of a major tenant could seriously harm our operating results and financial condition;

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geographic concentrations in Texas, Illinois, and Ohio cause us to be particularly exposed to downturns in these local economies or other changes in local real estate market conditions;

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lack of or insufficient amounts of insurance;

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acts of God, earthquakes, hurricanes, climate change and other natural disasters, acts of war, and acts of terrorism (any of which may result in uninsured losses).

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other factors affecting the real estate industry generally;

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our failure to maintain our qualification as a real estate investment trust (“REIT”) for U.S. federal income tax purposes;

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limitations imposed on our business and our ability to satisfy complex rules in order for us to maintain our status as a REIT for U.S. federal income tax purposes;

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changes in governmental regulations or interpretations thereof, such as real estate and zoning laws and increases in real property tax rates and taxation of REITs; and

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risks related to this offering of common stock.

While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. You should not place undue reliance on any forward-looking statements that are based on information currently available to us or the third parties making the forward-looking statements. Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including the 2024 Form 10-K, completely and with the understanding that our actual future results may be materially different from those described in forward-looking statements. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements.
You should assume that information contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus is accurate only as of the date of the document incorporated by reference, as applicable. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors of new information, data or methods, future events or other changes after the date of this prospectus supplement or the date of the document incorporated by reference herein, as applicable.

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference herein or therein, including our 2024 Form 10-K, and any free writing prospectus we file. As a result, it does not contain all of the information that may be important to you or that you should consider before making a decision to invest in our common stock. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein, including the 2024 Form 10-K, and any free writing prospectus we file. In this prospectus supplement, we define our “target submarkets,” collectively, as submarkets in which we currently own and/or intend to acquire in the future, properties that are generally characterized as areas not adjacent to urban hospitals, suburban areas, exurban areas and other areas that are close to population bases that utilize healthcare services.
Company Overview
We are a fully-integrated healthcare real estate company organized as a Maryland corporation on March 28, 2014. We own and acquire, or finance, real estate properties that are leased to hospitals, doctors, healthcare systems or other healthcare service providers.
As of December 31, 2024, we had gross investments of approximately $1.2 billion in 200 real estate properties (including a portion of one property accounted for as a sales-type lease with a gross amount totaling approximately $3.0 million and two properties classified as held for sale with an aggregate amount totaling approximately $6.8 million). The properties are located in 36 states, totaling approximately 4.4 million square feet in the aggregate and were approximately 90.9% leased, excluding real estate assets held for sale, at December 31, 2024 with a weighted average remaining lease term of approximately 6.7 years.
Our strategic focus is to invest in real estate that is diversified across healthcare provider, geography, facility type and industry segment. We believe that favorable demographic trends, continuing increases in healthcare spending and the continuing shift in the delivery of healthcare services to community-based outpatient facilities create attractive opportunities for our company. We focus on healthcare facilities located in our target submarkets because we believe these properties are essential to healthcare providers in their local markets and can generate more attractive risk-adjusted returns than similar facilities in urban submarkets. In addition, we believe management’s extensive relationships with healthcare providers and owners of healthcare facilities provides us with the opportunity to acquire attractive healthcare facilities in our target submarkets outside of a competitive bidding process.
Substantially all of our revenue is derived from net leases pursuant to which our tenants are generally responsible for substantially all of the operating expenses relating to the property, including real estate taxes, utilities, property insurance, routine maintenance and repairs and property management. We believe this net lease structure helps insulate us from increases in certain operating expenses and provides more predictable cash flow. The leases for our properties typically include rent escalation provisions designed to provide us with annual growth in our rental revenues. Our tenants include many nationally recognized healthcare providers, such as Adventist HealthCare, Inc., Hospital Corporation of America, Fresenius Medical Care AG & Co, Davita, Inc., Tenet Healthcare Corporation, Catholic Healthcare Initiatives, and Lifepoint Health.
We are taxed and operate in a manner that allows us to qualify and maintain our qualification as a REIT for U.S. federal income tax purposes. We conduct our business through a structure in which our assets are owned through limited partnerships, limited liability companies or other subsidiaries.
Our corporate offices are located at 3326 Aspen Grove Drive, Suite 150, Franklin, Tennessee 37067. Our telephone number is 615-771-3052. Our website is www.chct.reit. The information contained on, or accessible through, our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying prospectus and should not be considered a part of this prospectus supplement or the accompanying prospectus.

The Offering
The following description contains basic information about our common stock and this offering. This description is not complete and does not contain all of the information that you should consider before making a decision to invest in our common stock. For a more complete understanding of our common stock, you should read the section entitled “Description of Common Stock” beginning on page 7 of the accompanying prospectus. To the extent the following information is inconsistent with the information in the accompanying prospectus, the information in this prospectus supplement supersedes such information.
Issuer
Community Healthcare Trust Incorporated
Common Stock Offered by Us
Shares of our common stock having an aggregate gross sales price of up to $300,000,000.
Manner of Offering
“At the market” offering. See “Plan of Distribution” beginning on page S-13.
Use of Proceeds
We intend to use the net proceeds from this offering, including any net cash proceeds we receive upon settlement of any forward sale agreements with the relevant Forward Purchasers, (i) to repay outstanding indebtedness under our credit facility, (ii) to fund future acquisitions in accordance with our investment guidelines and (iii) for general corporate and working capital purposes. See “Use of Proceeds” beginning on page S-11.
Restrictions on Ownership
We are organized and conduct our operations to maintain our qualification as a REIT for U.S. federal income tax purposes. To assist us in maintaining our qualification as a REIT, among other purposes, our charter generally limits any person from beneficially or constructively owning more than 9.8% in value or number of shares, whichever is more restrictive, of the outstanding shares of any class or series of our capital stock. See “Description of Common Stock — Restrictions on Ownership and Transfer” beginning on page 8 in the accompanying prospectus.
Accounting treatment of any forward sales
For information concerning the expected accounting treatment of shares issuable upon settlement of any forward sale agreements, see “Plan of Distribution — Sales Through Forward Sellers” beginning on page S-14.
Risk Factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and the risk factors set forth in our 2024 Form 10-K, which are incorporated herein by reference.
Conflicts of Interest
Certain affiliates of the Sales Agents are lenders under our credit facility and, to the extent we repay amounts under the credit facility with the net proceeds from this offering, may receive a portion of the net proceeds from this offering. To the extent that we use a portion of the net proceeds we receive from this offering or from settlement under any forward sale agreement to repay borrowings outstanding under our credit facility, such affiliates of the applicable Sales Agents will receive their proportionate share of any amount that is repaid with the net proceeds we receive from this offering or from settlement under any such forward sale agreements. Likewise, to the extent that net proceeds from this offering or from settlement under any forward sale agreement are applied to pay any other indebtedness of ours that may be held by any of the Sales Agents, Forward Sellers or any of their respective affiliates, such Sales Agents, Forward Sellers or affiliates, as the case may be, will receive proceeds of this offering through the repayment of that indebtedness. In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Forward Seller, shares of common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). When a Forward Purchaser or its affiliate is also acting as a Sales Agent or Forward Seller, such Sales Agent or Forward Seller will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreements with such Forward Purchaser. See “Plan of Distribution” beginning on page S-13.
NYSE Symbol
CHCT

RISK FACTORS
Investing in our common stock involves risks. In evaluating an investment in our common stock, you should carefully consider the following risk factors, the risk factors described under the caption “Important Cautionary Statement Regarding Forward-Looking Statements” in this prospectus supplement and the risk factors set forth below and described under the captions “Risk Factors” and “Forward-Looking Statements” in the accompanying prospectus and in our 2024 Form 10-K and any amendments thereto filed with the SEC, all of which are incorporated by reference into this prospectus supplement, in addition to the other risks and uncertainties described in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein or therein and, if applicable, any free writing prospectus, pricing supplement and any other prospectus supplement we may provide you in connection with this offering.
If there are sales of substantial amounts of our common stock in the future, the price of our common stock could decline.
As of February 18, 2025, there were 28,339,419 shares of our common stock outstanding. Substantially all of these shares of common stock are available for immediate sale unless, in certain circumstances, when held by our affiliates. Sales of significant amounts of our common stock, or the perception that such sales could occur, could adversely affect prevailing market prices of the common stock.
Additional issuances of equity securities by us would dilute the ownership of our existing stockholders.
We may issue equity in the future in connection with acquisitions or strategic transactions, to adjust our ratio of debt to equity, including through repayment of outstanding debt, to fund expansion of our operations or for other purposes. We may issue shares of our common stock at prices or for consideration that is greater than or less than the price at which our common stock is offered and sold by the Sales Agents. To the extent we issue additional equity securities, your percentage ownership of our common stock would be reduced.
We may be unable to invest a significant portion of the net proceeds from this offering on acceptable terms.
We may be unable to invest the net proceeds from this offering on acceptable terms within the time period that we anticipate or at all, which could harm our financial condition and operating results. Delays in investing the net proceeds from this offering may impair our performance. We cannot assure you that we will be able to identify any acquisition opportunities that meet our investment objectives or that any investment that we make will produce a positive return. Moreover, we will have significant flexibility in investing the net proceeds from this offering and may use the net proceeds from this offering in ways with which investors may not agree.
Affiliates of certain of the Sales Agents may receive benefits in connection with this offering.
Affiliates of Fifth Third Securities, Inc., Huntington Securities, Inc., KeyBanc Capital Markets Inc., Regions Securities LLC and Truist Securities, Inc., all of whom are Sales Agents under the Sales Agreement, serve as lenders under our credit facility. To the extent that we use a portion of the net proceeds of this offering to repay borrowings outstanding under our credit facility from time to time, such Sales Agents or their affiliates would receive their proportionate shares of any amount of the credit facility that is repaid with the net proceeds of this offering. These transactions create potential conflicts of interest because these Sales Agents have an interest in the successful completion of this offering beyond the sales commissions they will receive.
Settlement provisions contained in any forward sale agreement subject us to certain risks.
Each Forward Purchaser will have the right to accelerate any forward sale agreement it may enter into with us with respect to all or any portion of the shares underlying such forward sale agreement (except with respect to events specified in (1) and (3) below, where accelerated settlement is limited to the portion of shares whose settlement would address the relevant event or that is affected by the relevant event) and require us to physically settle such shares on a date specified by such Forward Purchaser if: (1) such Forward Purchaser or its affiliate is unable to hedge (or maintain a hedge of) its exposure under such forward sale agreement because (x) such Forward Purchaser experiences a materially increased cost of hedging and the counter-party does not elect to amend the transaction or pay a price adjustment, (y) insufficient number of shares of common stock have been made available for borrowing by securities lenders or (z) such Forward Purchaser or any of its affiliates would incur a stock borrow cost in excess of a specified threshold; (2) we declare any distribution, issue or dividend on our common stock (a) payable in cash in excess of specified amounts (unless it is an extraordinary dividend), (b) that constitutes an extraordinary dividend under the forward sale agreement, (c) payable in securities of another company as a result of a spin off or similar transaction, or (d) payable in any other type of securities (other than our common stock), rights, warrants or other assets for payment at less than the prevailing market price; (3) certain ownership thresholds applicable to such Forward Purchaser and its affiliates are or would be exceeded; (4) an event (a) is announced that if consummated would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, our insolvency or a delisting of our common stock) or (b) occurs that would constitute a hedging disruption or change in law; or (5) certain other events of default or termination events occur, including, among others, any material misrepresentation made by us in connection with such forward sale agreement or our insolvency (each as more fully described in the relevant forward sale agreement).
A Forward Purchaser’s decision to exercise its right to accelerate all or a portion of the settlement of any forward sale agreement and to require us to physically settle the relevant shares will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver our shares of common stock under the terms of the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share, funds from operations per share and adjusted funds from operations per share.
Except under certain circumstances, we will generally have the right, in lieu of physical settlement of any forward sale agreement, to elect cash or net share settlement in respect of any or all of our shares of common stock subject to such forward sale agreement. If we elect to cash or net share settle all or any part of any forward sale agreement, we would expect the relevant Forward Purchaser or one of its affiliates to purchase our shares of common stock in secondary market transactions over an unwind period to:
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return shares of common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any our shares of common stock to be delivered by us to such Forward Purchaser, in the case of net share settlement); and

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if applicable, in the case of net share settlement, deliver shares of common stock to us to the extent required upon settlement of such forward sale agreement.

The initial forward price we expect to receive upon physical settlement of a forward sale agreement will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread. In addition, the initial forward price will be subject to decrease on certain dates specified in the relevant forward sale agreement by the amount per share of monthly dividends we expect to declare on our common stock during the term of such forward sale agreement. If the specified daily rate is less than the applicable spread on any day, the interest rate factor will result in a daily reduction of the forward price. If the price of our common stock at which purchases by such Forward Purchaser (or its affiliate) as described in the immediately preceding paragraph are made is below the relevant forward price, such Forward Purchaser will pay us such difference in cash (if we elect to cash settle) or deliver to us our shares of common stock having a market value equal to such difference (if we elect to net share settle). If the price of our common stock at which these purchases are made by such Forward Purchaser (or its affiliate) exceeds the applicable forward price, we will pay such Forward Purchaser an amount in cash equal to such difference (if we elect to cash settle) or we will deliver to such Forward Purchaser a number of shares of common stock having a market value equal to such difference (if we elect to net share settle). Any such difference could be significant and could result in our receipt of a significant amount of cash or number of shares of common stock from such Forward Purchaser or require us to pay a significant amount of cash or deliver a significant number of shares of common stock to such Forward Purchaser. See “Plan of Distribution — Sales Through Forward Sellers.”
In addition, the purchase of our shares of common stock by a Forward Purchaser or its affiliate to unwind the Forward Purchaser’s hedge position could cause the price of our common stock to increase above the price that would have prevailed in the absence of those purchases (or prevent a decrease in such price), thereby increasing the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that we may owe such Forward Purchaser upon settlement of the applicable forward sale agreement or decrease the amount of cash (in the case of cash settlement) or the number of shares (in the case of net share settlement) that such Forward Purchaser may owe us upon settlement of the applicable forward sale agreement.
In case of our bankruptcy or insolvency, any forward sale agreements will automatically terminate, and we would not receive the expected net proceeds from any forward sales of our common stock under these agreements.
If we file for or consent to a proceeding seeking a judgment in bankruptcy or insolvency or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or we or a regulatory authority with jurisdiction over us presents a petition for our winding up or liquidation, or we consent to such a petition, any forward sale agreement that is then in effect will automatically terminate. If any such forward sale agreement so terminates under these circumstances, we would not be obligated to deliver to the relevant Forward Purchaser any shares of common stock not previously delivered, and the relevant Forward Purchaser would be discharged from its obligation to pay the applicable forward price per share in respect of any shares of common stock not previously settled under the applicable forward sale agreement. Therefore, to the extent that there are any shares of common stock with respect to which any forward sale agreement has not been settled at the time of the commencement of any such bankruptcy or insolvency proceedings, we would not receive the relevant forward price per share in respect of those shares of common stock.
We may enter into forward sale transactions that are not part of the offering contemplated by this prospectus supplement, all of which subject us to risks similar to those described above.
We may enter into forward sale transactions in connection with public offerings or other transactions other than the offering contemplated by this prospectus supplement and the accompanying prospectus. Those forward sale transactions also may subject us to risks that are substantially similar to the risks described above.

USE OF PROCEEDS
We intend to use the net proceeds from any sales of our common stock pursuant to this offering, including any net cash proceeds we receive upon settlement of any forward sales agreements with the applicable Forward Purchasers: (i) to repay outstanding indebtedness under our credit facility, (ii) to fund future acquisitions in accordance with our investment guidelines and (iii) for general corporate and working capital purposes.
We have entered into a credit facility with several banks and financial institutions party thereto as lenders, and Truist Bank, as administrative agent. The credit facility provides for a $400.0 million revolving credit facility and $275.0 million in term loans. The revolving credit facility matures on October 16, 2029. The term loans include a seven-year term loan facility in the aggregate principal amount of $125.0 million which matures on March 19, 2028, and a seven-year and three-month term loan facility in the aggregate principal amount of $150.0 million matures on March 14, 2030. Loans under the credit facility are interest only with principal amounts due as of each facility’s applicable maturity date.
We have entered into interest rate swaps to fix the interest rates on the term loans and a portion of the revolving credit facility. At December 31, 2024, we had fixed the $275.0 million outstanding under the term loans and $75.0 million of the revolving credit facility, which had an aggregate fixed weighted average interest rate under the swaps of approximately 4.7% and 3.8%, respectively. The floating rate for the $137.0 million of the revolving credit facility not under a swap at December 31, 2024 was approximately 6.0%. In addition, we are obligated to pay an annual fee equal to 0.20% of the amount of the unused portion of our revolving credit facility if amounts borrowed are greater than 33.3% of the borrowing capacity under our revolving credit facility and 0.25% of the unused portion of our revolving credit facility if amounts borrowed are less than or equal to 33.3% of the borrowing capacity under our revolving facility. Our revolving facility matures on October 16, 2029 and includes one 12-month option to extend the maturity date, subject to the satisfaction of certain conditions. Borrowings under our revolving facility were used for investment in real estate, repayment of indebtedness and other general corporate purposes.
In addition, Truist Bank and affiliates of Fifth Third Securities, Inc., Huntington Securities, Inc., KeyBanc Capital Markets Inc., and Regions Securities LLC, serve as lenders under our credit facility. To the extent that we use any of the net proceeds we receive from this offering or from settlement under any forward sale agreement we may enter into to repay loans or other indebtedness held by any of the Sales Agents or any of their respective affiliates, such Sales Agents and affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those loans or other indebtedness, as applicable. In addition, if we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Forward Seller, shares of common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). When a Forward Purchaser or its affiliate is also acting as a Sales Agent or Forward Seller, such Sales Agent or Forward Seller will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreements with such Forward Purchaser. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement.
We will not receive any proceeds from the sale of shares of common stock by any Forward Seller. We expect to physically settle each forward sale agreement (by the delivery of shares of common stock) and receive proceeds from the sale of those shares of common stock upon one or more forward settlement dates. We may also elect to cash settle or net share settle all or a portion of our obligations under any forward sale agreement (if we conclude that it is in our best interest to do so). If we elect to cash settle any forward sale agreement, we may not receive any proceeds, and we may owe cash to the relevant Forward Purchaser in certain circumstances. If we elect to net share settle any forward sale agreement, we will not receive any proceeds, and we may owe shares of common stock to the relevant Forward Purchaser in certain circumstances. The forward sale price that we expect to receive upon physical settlement of any forward sale agreement will be equal to the gross sales prices of all borrowed shares of common stock sold by the relevant Forward Seller in connection with such forward sale agreement during the applicable forward hedge selling period less a forward hedge selling commission not to exceed 2.0%, will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on shares of common stock during the term of such forward sale agreement. If the specified daily rate is less than the spread on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Pending application of the net proceeds of this offering, we intend to invest the net proceeds in interest-bearing accounts, money market accounts and interest-bearing securities in a manner that is consistent with our intention to maintain our qualification for taxation as a REIT. Such investments may include, for example, government and government agency certificates, government bonds, certificates of deposit, interest-bearing bank deposits, money market accounts and mortgage loan participations.

PLAN OF DISTRIBUTION
We have entered into the Sales Agreement with Piper Sandler & Co., Piper Sandler Financial Products II Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Huntington Securities, Inc., Janney Montgomery Scott LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Truist Bank and Truist Securities, Inc., in their capacity as Sales Agents, Forward Purchasers and/or as Forward Sellers relating to the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. The Sales Agreement amends and restates in its entirety our Second Amended and Restated Sales Agency Agreement, dated November 2, 2022. In accordance with the terms of the Sales Agreement, shares of common stock having an aggregate gross sales price of up to $300,000,000 may be offered and sold from time to time through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to the Sales Agents, acting as principal.
The Sales Agreement provides that, in addition to the issuance and sale of shares of common stock by us to or through the Sales Agents, we may enter into one or more forward sale agreements with a Forward Purchaser. In connection with any forward sale agreement, the relevant Forward Purchaser will, at our request, use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through the applicable Forward Seller, sell a number of shares of common stock equal to the number of shares of common stock underlying the particular forward sale agreement.
Sales of common stock, if any, made through the Sales Agents, acting as our sales agents, or the Forward Sellers, acting as agents for the applicable Forward Purchasers, or directly to a Sales Agent, acting as principal, as contemplated by this prospectus supplement and the accompanying prospectus, may be made by means of ordinary brokers’ transactions on the NYSE, the existing trading market for our common stock, by means of negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.
No Sales Agent, acting as our sales agent, or Forward Seller, acting as agent for the applicable Forward Purchaser, is required to sell any specific number or dollar amount of common stock, but each has agreed to use its commercially reasonable efforts, as our sales agent or as agents for the applicable Forward Purchaser, as applicable, consistent with its normal trading and sales practices and applicable law and regulation and on the terms and subject to the conditions of the Sales Agreement, to sell the shares offered as instructed by us. The common stock offered and sold through the Sales Agents, as our sales agents, or the Forward Sellers, as agents for the applicable Forward Purchaser, pursuant to this prospectus supplement and the accompanying prospectus, will be offered and sold through only one Sales Agent or Forward Seller on any given day.
We estimate that the total expenses related to this offering payable by us, excluding discounts and commissions payable to the Sales Agents or the Forward Sellers under the Sales Agreement, will be approximately $100,000.
Sales of our common stock as contemplated by this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the relevant Sales Agent or the relevant Forward Purchaser and the relevant Forward Seller may agree.
In connection with the sale of common stock on our behalf, each Sales Agent and each Forward Seller may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the Sales Agents or the Forward Sellers may be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to indemnify each Sales Agent, each Forward Seller and each Forward Purchaser against specified liabilities, including liabilities under the Securities Act, or to contribute to payments a Sales Agent, a Forward Seller or a Forward Purchaser may be required to make in respect of those liabilities.
The offering of our common stock pursuant to the Sales Agreement will terminate upon the earliest of (1) the sale of the maximum aggregate amount of common stock subject to the Sales Agreement, (2) our providing written notice of termination under the Sales Agreement (which we may do at our sole discretion at any time) or (3) mutual agreement by the parties thereto. Any Sales Agent, any Forward Seller or any Forward Purchaser may also terminate the Sales Agreement at any time but only with respect to itself.

Each Sales Agent and each Forward Seller will provide written confirmation to us promptly following the close of trading on the NYSE each day on which our shares of common stock are sold by it as sales agent for us or as sales agent for a Forward Purchaser under the Sales Agreement. With respect to any sales by a Sales Agent for us, each confirmation will include the number of shares sold on that day, the aggregate gross sales proceeds of the shares, the aggregate net proceeds to us and the aggregate compensation payable by us to such Sales Agent with respect to such sales. With respect to any sales by a Forward Seller, each confirmation will include the number of borrowed shares sold on that day, the aggregate net proceeds to the applicable Forward Purchaser and the then-current initial forward sale price with respect to such shares of common stock that have been sold on that day. We will report at least quarterly the number of shares sold by or through the Sales Agents and the aggregate gross sales price thereof, the number of borrowed shares sold by the applicable Forward Sellers, the net proceeds received by us or the applicable Forward Purchaser and the compensation paid by us to the Sales Agents in connection with sales of our shares of common stock under the Sales Agreement or any forward sales agreement or terms agreement during such period.
Sales Through or To Sales Agents
From time to time during the term of the Sales Agreement, we may instruct any of the Sales Agents to sell our shares of common stock and as to the maximum number or aggregate gross sales price of shares to be sold by such Sales Agent on such day and the minimum price per share at which shares may be sold. Upon instruction by us, and subject to the terms and conditions of the Sales Agreement, such Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulation to sell such shares as instructed by us. The shares of common stock offered and sold through the Sales Agents, as our sales agents, pursuant to this prospectus supplement and the accompanying prospectus will be offered and sold through only one Sales Agent on any given day. We or any such Sales Agent may suspend the offering of our shares of common stock at any time upon proper notice to the other, upon which the selling period will immediately terminate.
Under the terms of the Sales Agreement, we may also sell our common stock to any of the Sales Agents, as principal, at a price per share to be agreed upon at the time of sale. If we sell shares directly to a Sales Agent as principal, we will enter into a separate terms agreement with that Sales Agent and we will describe the terms of the offering of those shares in a separate prospectus supplement.
Settlement for sales of our shares of common stock are generally anticipated to occur on the first trading day following the date on which any sales were made in return for payment of the net proceeds to us, unless we agree otherwise with the relevant Sales Agent in connection with a particular transaction. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay each Sales Agent a commission not to exceed 2.0% of the gross sales price of all shares of common stock sold through it as sales agent under the Sales Agreement.
Sales Through Forward Sellers
From time to time during the term of the Sales Agreement, we may deliver an instruction relating to a forward sale to any Forward Seller and the applicable Forward Purchaser. Upon their acceptance of such instruction, and subject to the terms and conditions of the Sales Agreement and the applicable forward sale agreement, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and, through the applicable Forward Seller, sell a number of shares of common stock equal to the number of shares of common stock underlying the particular forward sale agreement. We or the relevant Forward Seller may immediately suspend such offering of our common stock at any time upon proper notice to the other; provided, however, such suspension shall not affect the parties’ obligations with respect to the delivery of shares of common stock sold under any forward sale agreement prior to such notice. The obligation of the relevant Forward Seller under the Sales Agreement to execute such sales of our common stock is subject to a number of conditions, which each Forward Seller reserves the right to waive in its sole discretion.
In connection with any forward sale agreement, we will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed 2.0% of the gross sales price of all borrowed shares of common stock sold during the applicable forward hedge selling period by it as a Forward Seller. We refer to this commission rate as the forward selling commission.
The forward sale price per share under each forward sale agreement will initially equal the product of (1) an amount equal to one minus the applicable forward selling commission and (2) the volume-weighted average price per share at which the borrowed shares of common stock were sold pursuant to the Sales Agreement by the relevant Forward Seller. Thereafter, the forward sale price will be subject to adjustment as described below.
Any forward sale agreement will provide that the forward sale price will be subject to adjustment on a daily basis based on a floating interest rate factor equal to a specified daily rate less a spread and will be decreased based on amounts related to expected dividends on our shares of common stock during the term of the applicable forward sale agreement. If the specified daily rate is less than the spread for a particular forward sale agreement on any day, the interest rate factor will result in a daily reduction of the forward sale price.
Before settlement of any forward sale agreement, we expect that the shares issuable upon settlement of such forward sale agreement will be reflected in our diluted earnings per share, return on equity and dividends per share calculations using the treasury stock method. Under this method, the number of shares of common stock used in calculating diluted earnings per share, return on equity and dividends per share is deemed to be increased by the excess, if any, of the number of shares of common stock that would be issued upon full physical settlement of such forward sale agreement over the number of shares of common stock that could be purchased by us in the market (based on the average market price during the period) using the proceeds receivable upon full physical settlement (based on the adjusted forward sale price at the end of the reporting period). Consequently, we anticipate that there will be no dilutive effect on our earnings per share or funds from operations per share prior to physical or net share settlement of any forward sale agreement and subject to the occurrence of certain events, except during periods when the average market price of our shares of common stock is above the applicable forward sale price.
Except under limited circumstances and subject to certain conditions, we have the right to elect physical, cash or net share settlement under any forward sale agreement. We expect to physically settle each forward sale agreement by the delivery of shares of common stock. Delivery of shares of common stock upon physical settlement (or, if we elect net share settlement, upon such settlement to the extent we are obligated to deliver shares of common stock) will result in dilution to our earnings per share and return on equity. If we elect cash settlement or net share settlement with respect to all or a portion of the shares of common stock underlying a particular forward sale agreement, we expect the applicable Forward Purchaser (or an affiliate thereof) to purchase a number of shares of common stock in secondary market transactions over an unwind period to:
•
return shares of common stock to securities lenders in order to unwind such Forward Purchaser’s hedge (after taking into consideration any shares of common stock to be delivered by us to such Forward Purchaser, if applicable, in the case of net share settlement); and

•
if applicable, in the case of net share settlement, deliver shares of common stock to us to the extent required in settlement of such forward sale agreement.

If the prevailing market price for our shares of common stock during the applicable unwind period under a forward sale agreement is above the relevant forward sale price, in the case of cash settlement, we would pay the relevant Forward Purchaser under such forward sale agreement an amount in cash equal to the difference or, in the case of net share settlement, we would deliver to such Forward Purchaser a number of shares of common stock having a value equal to the difference. Thus, we could be responsible for a potentially substantial cash payment in the case of cash settlement. If the prevailing market price for our shares of common stock during the applicable unwind period under a forward sale agreement is below the relevant forward sale price, in the case of cash settlement, we would be paid the difference in cash by the relevant Forward Purchaser under such forward sale agreement or, in the case of net share settlement, we would receive from such Forward Purchaser a number of shares of common stock having a value equal to the difference.
In addition, the purchase of common stock in connection with a Forward Purchaser or its affiliate unwinding its hedge positions could cause the price of our common stock to increase over such time (or prevent a decrease over such time), thereby increasing the amount of cash we would owe to such Forward Purchaser (or decreasing the amount of cash that such Forward Purchaser would owe us) upon a cash settlement of the relevant forward sale agreement or increasing the number of shares of common stock we would deliver to such Forward Purchaser (or decreasing the number of shares of common stock that such Forward Purchaser would deliver to us) upon net share settlement of the relevant forward sale agreement. See “Risk Factors.”
A Forward Purchaser will have the right to accelerate its forward sale agreement (with respect to all or any portion of the transaction that such Forward Purchaser determines is affected by an event described below, subject to the terms of such forward sale agreement) and require us to settle on a date specified by such Forward Purchaser if:
•
it or its affiliate (a) is unable to hedge its exposure under such forward sale agreement because insufficient shares of common stock have been made available for borrowing by securities lenders or (b) would incur a stock loan cost in excess of a specified threshold to hedge its exposure under such forward sale agreement;

•
we declare any dividend, issue or distribution on shares of common stock payable in (a) cash in excess of specified amounts (unless it is an extraordinary dividend), (b) securities of another company as a result of a spin-off or similar transaction or (c) any other type of securities (other than common stock), rights, warrants or other assets for payment at less than the prevailing market price;

•
certain ownership thresholds applicable to such Forward Purchaser and its affiliates are exceeded;

•
an event (a) is announced that, if consummated, would result in a specified extraordinary event (including certain mergers or tender offers, as well as certain events involving our nationalization, or insolvency, or a delisting of the common stock) or (b) occurs that would constitute a delisting or change in law; or

•
certain other events of default, termination events or other specified events occur, including, among others, any material misrepresentation made in connection with such forward sale agreement or our insolvency (each as more fully described in each forward sale agreement).

A Forward Purchaser’s decision to exercise its right to accelerate the settlement of a forward sale agreement will be made irrespective of our interests, including our need for capital. In such cases, we could be required to issue and deliver shares of common stock under the physical settlement provisions of the applicable forward sale agreement irrespective of our capital needs, which would result in dilution to our earnings per share and return on equity. In addition, upon certain events of bankruptcy, insolvency or reorganization relating to us, any forward sale agreement will terminate without further liability of either party. Following any such termination, we would not issue any shares of common stock and we would not receive any proceeds pursuant to any forward sale agreement.
Conflicts of Interest
We intend to use the net proceeds of this offering: (i) to repay outstanding indebtedness under our credit facility, (ii) to fund future acquisitions in accordance with our investment guidelines and (iii) for general corporate and working capital purposes. Prior to such final use, we may temporarily invest the net proceeds in short-term investments consistent with our investment policies and qualification as a REIT. Any borrowings under our revolving credit facility that are repaid with any such net proceeds may be reborrowed, subject to customary conditions. The precise amount and timing of the application of the net proceeds will depend upon our capital requirements and the availability of other funds.
As of the date of this prospectus supplement, Truist Bank and affiliates of Fifth Third Securities, Inc., Huntington Securities, Inc., KeyBanc Capital Markets Inc., and Regions Securities LLC, serve as lenders under our credit facility, and Truist Bank also serves as the administrative agent under our credit facility. Fifth Third Securities, Inc., Huntington Securities, Inc., KeyBanc Capital Markets Inc., Regions Securities LLC, and Truist Bank are each a Sales Agent, Forward Purchaser and/or Forward Seller under the Sales Agreement. In addition, affiliates of some or all of the Sales Agents may in the future be lenders and/or agents under new credit facilities that we may enter into from time to time. As described above, any net proceeds we receive from this offering or from settlement under any forward sale agreement we enter into may be used to repay borrowings under any such existing or future credit facilities. Because affiliates of certain of the Sales Agents are lenders under our credit facility and may be lenders under future credit facilities we enter into, to the extent that any net proceeds we receive from this offering or from settlement under any forward sale agreement are applied to repay any such borrowings, such affiliates will receive proceeds from this offering or from settlement under any such forward sale agreements through the repayment of those borrowings. Likewise, to the extent that net proceeds from this offering or from settlement under any forward sale agreement are applied to pay any other indebtedness of ours that may be held by any of the Sales Agents or any of their respective affiliates, such Sales Agents or affiliates, as the case may be, will receive proceeds of this offering or from settlement under any such forward sale agreement through the repayment of that indebtedness. The amount received by any Sales Agent and its respective affiliates, as applicable, from the repayment, if any, of those borrowings and/or that indebtedness may exceed 5% of the proceeds of this offering (not including the Sales Agents’ discounts and commissions). Nonetheless, in accordance with Rule 5121 of the Financial Industry Regulatory Authority Inc., the appointment of a qualified independent underwriter is not necessary in connection with this offering because REITs are excluded from that requirement.
If we enter into a forward sale agreement with any Forward Purchaser, such Forward Purchaser will use commercially reasonable efforts, consistent with its normal trading and sales practices for similar transactions and applicable law and regulation, to borrow from third parties and sell, through the relevant Forward Seller, shares of common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). When a Forward Purchaser or its affiliate is also acting as a Sales Agent or Forward Seller, such Sales Agent or Forward Seller will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreements with such Forward Purchaser.
Other Relationships
The Sales Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, corporate trust, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. Certain of the Sales Agents, Forward Sellers, Forward Purchasers and/or their respective affiliates have provided, and in the future may provide, a variety of these services to us and to persons and entities with relationships with us for which they have received, and in the future may receive, customary fees and expenses, and may have entered into, and in the future may enter into, other transactions with us.
In addition, in the ordinary course of their various business activities, the Sales Agents, the Forward Sellers, the Forward Purchasers, and their respective affiliates, officers, directors and employees, may purchase, sell, make or hold a broad array of investments and actively trade debt and equity securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment, trading and securities activities may involve or relate to assets, securities and/or instruments of ours (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with us. Certain of the Sales Agents, the Forward Sellers, the Forward Purchasers or their respective affiliates that may have lending relationships with us or, if applicable, any of our subsidiaries, may also choose to hedge their credit exposure to us or, if applicable, any such subsidiary, as the case may be, consistent with their customary risk management policies. Typically those Sales Agents, Forward Sellers, Forward Purchasers and their respective affiliates would hedge such exposure by entering into transactions, that may consist of either the purchase of credit default swaps or the creation of short positions in our securities or, if applicable, the securities of any such subsidiary. The Sales Agents, the Forward Sellers, the Forward Purchasers and their respective affiliates may also make or communicate investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or financial instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.

Other
No action has been taken in any jurisdiction (except in the United States) that would permit a public offering of the common stock, or the possession, circulation or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus or other material or advertisements relating to us or the offering of the shares of common stock, where action for that purpose is required.
If we enter into a forward sale agreement with any Forward Purchaser, we expect that such Forward Purchaser or its affiliate will attempt to borrow from third parties and sell, through the relevant Forward Seller, our shares of common stock to hedge such Forward Purchaser’s exposure under such forward sale agreement. All of the net proceeds from the sale of any such borrowed shares will be paid to the applicable Forward Purchaser (or one or more of its affiliates). When a Forward Purchaser or its affiliate is also acting as a Sales Agent or Forward Seller, such Sales Agent or Forward Seller will receive the net proceeds from any sale of borrowed shares of common stock made in connection with any forward sale agreements with such Forward Purchaser.

LEGAL MATTERS
Certain legal matters will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C., Nashville, Tennessee. Certain legal matters will be passed upon for the Sales Agents, Forward Purchasers and Forward Sellers by Morrison & Foerster LLP.

EXPERTS
The consolidated financial statements and schedules of Community Healthcare Trust Incorporated as of December 31, 2024 and 2023 and for each of the three years in the period ended December 31, 2024 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 incorporated by reference in this prospectus supplement have been so incorporated in reliance on the report of BDO USA, P.C., an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with the SEC, which means that we can disclose important information to you by referring you to these documents. Our SEC file number is 001-37401. The information incorporated by reference contains significant information about us, including our business and finances, and is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede the information contained or previously incorporated by reference in this prospectus supplement or the accompanying prospectus until this offering has been terminated. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions, until we sell all of our common stock in this offering:
•
Our Annual Report on Form 10-K for the year ended December 31, 2024; and

•
The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 19, 2015, including any subsequent amendment or any report filed for the purpose of updating such description.

Upon request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit into this prospectus supplement and the accompanying prospectus, at no cost by writing or telephoning us at the following address:
Community Healthcare Trust Incorporated
3326 Aspen Grove Drive, Suite 150
Franklin, TN 37067
(615) 771-3052
Attention: William G. Monroe IV
Executive Vice President and Chief Financial Officer

Up to $300,000,000
Common Stock

PROSPECTUS SUPPLEMENT

Piper Sandler
Evercore ISI
Huntington Capital Markets
KeyBanc Capital Markets
Regions Securities LLC
Truist Securities
Fifth Third Securities
Janney Montgomery Scott
February 19, 2025

PART II — INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution
The expenses payable by Community Healthcare Trust Incorporated (the “Registrant” or the “Company”) in connection with the issuance and distribution of the securities being registered (other than underwriting discounts and commissions, if any) are set forth below. Each item listed is estimated, except for the Securities and Exchange Commission (the “SEC”) registration fee.
SEC registration fee		$11,290
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing fees and expenses	$	*
Transfer agent and trustee fees	$	*
Miscellaneous	$	*
Total	$	*

*
The expenses in connection with the issuance and distribution of the securities are not currently determinable. The foregoing sets forth the general categories of fees and expenses that we anticipate we will incur in connection with the offering of securities under this registration statement. An estimate of the aggregate fees and expenses in connection with the distribution of the securities being offered will be included in any applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. Our charter contains a provision which eliminates our directors’ and officers’ liability to the maximum extent permitted by Maryland law.
Maryland law requires a Maryland corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that: (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty; (b) the director or officer actually received an improper personal benefit in money, property or services; or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our charter authorizes us to obligate ourselves and our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at our request, serves or has served as a director, director, officer, partner, member, manager, employee, or agent of another REIT, corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.
We have entered into indemnification agreements with each of our officers and directors whereby we agree to indemnify such officers and directors to the fullest extent permitted by Maryland law against all expenses and liabilities, subject to limited exceptions. These indemnification agreements also provide that upon an application for indemnity by an officer or director to a court of appropriate jurisdiction, such court may order us to indemnify such officer or director.
Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling us for liability arising under the Securities Act, we have been informed that in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 16.   Exhibits
A list of exhibits filed with this registration statement on Form S-3 is set forth on the Exhibit Index and is incorporated herein by reference.
Item 17.   Undertakings
The undersigned registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(l)(i), (a)(l)(ii) and (a)(l)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(l)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser;

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(7)
To supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering;

(8)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue; and

(9)
To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

EXHIBIT INDEX
Exhibit No.	Description
1.1*	Form of Underwriting Agreement
1.2	Third Amended and Restated Sales Agency Agreement, dated February 18, 2025, by and among Community Healthcare Trust Incorporated and Piper Sandler & Co., Piper Sandler Financial Products II Inc., Evercore Group L.L.C., Fifth Third Securities, Inc., Huntington Securities, Inc., Janney Montgomery Scott LLC, KeyBanc Capital Markets Inc., Regions Securities LLC, Truist Bank and Truist Securities, Inc.(1)
4.1	Corporate Charter of Community Healthcare Trust Incorporated, as amended(2)
4.2	Amended and Restated Bylaws of Community Healthcare Trust Incorporated(3)
4.3	Form of Certificate of Common Stock of Community Healthcare Trust Incorporated(4)
4.4*	Form of Articles Supplementary
4.5*	Form of Deposit Agreement, including form of Community Healthcare Trust Incorporated Depositary Receipt for Community Healthcare Trust Incorporated depositary shares
4.6*	Form of Warrant Agreement
4.7*	Form of Unit Agreement
4.8*	Form of Rights Agreement
4.9	Form of Indenture(5)
5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC regarding the legality of the securities being registered
8.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC with respect to tax matters
23.1	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)
23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 8.1)
23.3	Consent of BDO USA, P.C.
24.1	Powers of Attorney (included in the signature pages of this Form S-3)
25.1**	Form T-1 Statement of Eligibility of Trustee for Indenture of Community Healthcare Trust Incorporated under the Trust Indenture Act of 1939, as amended
107	Filing Fee Table

*
To be filed by amendment or as an exhibit to a document to be incorporated or deemed to be incorporated by reference in this registration statement, including a Current Report on Form 8-K.

**
To be filed by amendment pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

(1)
Filed as Exhibit 10.1 to the Form 8-K of the Company filed with the Securities and Exchange Commission on February 18, 2025 (File No. 001-37401) and incorporated by reference.

(2)
Filed as Exhibit 3.1 to Amendment No. 2 to the Registration Statement on Form S-11 of the Company filed with the Securities and Exchange Commission on May 6, 2015 (Registration No. 333-203210) and incorporated by reference.

(3)
Filed as Exhibit 3.2 to the Quarterly Report on Form 10-Q of the Company filed with the Securities and Exchange Commission on November 3, 2020 (File No. 001-37401) and incorporated herein by reference.

(4)
Filed as Exhibit 4.1 to the Registration Statement on Form S-11 of the Company filed with the Securities and Exchange Commission on April 2, 2015 (Registration No. 333-203210) and incorporated by reference.

(5)
Filed as Exhibit 4.9 to the Registration Statement on Form S-3 of the Company (Registration No. 333-213614), filed with the Securities and Exchange Commission on September 13, 2016 and incorporated by reference.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Franklin, State of Tennessee, on February 19, 2025.
COMMUNITY HEALTHCARE TRUST INCORPORATED
/s/ DAVID H. DUPUY

David H. Dupuy
Chief Executive Officer and President
(Principal Executive Officer)
KNOW ALL MEN BY THESE PRESENTS, that this registration statement has been signed by the following persons in the capacities and on the dates stated and that each person whose signature appears below hereby constitutes and appoints David H. Dupuy and William G. Monroe IV and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments to the registration statement), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ DAVID H. DUPUY David H. Dupuy	Chief Executive Officer and President (Principal Executive Officer)	February 19, 2025
/s/ WILLIAM G. MONROE IV William G. Monroe IV	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	February 19, 2025
/s/ LEIGH ANN STACH Leigh Ann Stach	Executive Vice President and Chief Accounting Officer (Principal Accounting Officer)	February 19, 2025
/s/ CATHRINE COTMAN Cathrine Cotman	Director	February 19, 2025
/s/ ALAN GARDNER Alan Gardner	Director	February 19, 2025
/s/ ROBERT HENSLEY Robert Hensley	Director	February 19, 2025

Signature	Title	Date
/s/ CLAIRE GULMI Claire Gulmi	Director	February 19, 2025
/s/ R. LAWRENCE VAN HORN R. Lawrence Van Horn	Director	February 19, 2025